UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Donegal Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

WE WILL HOLD ON APRIL 18, 2013

To the Stockholders of

DONEGAL GROUP INC.:

We will hold our 2013 annual meeting of stockholders at 10:00 a.m., local time, on Thursday, April 18, 2013, at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601. At our 2013 annual meeting of stockholders, our stockholders will act on the following items of stockholder business:

•	The election of the three nominees for Class C directors we name in our accompanying proxy statement, each for a term of three years and until their respective successors take office;

•

The approval of an amendment to our certificate of incorporation to increase the number of shares of our Class A common stock we have the authority to issue from 30.0 million shares to 40.0 million shares;

•

The approval of our 2013 equity incentive plan for employees so that we will have sufficient shares available under our equity incentive plans to continue this incentive compensation plan for our employees;

•

The approval of our 2013 equity incentive plan for directors so that we will have sufficient shares available under our equity incentive plans to continue this incentive compensation plan for our directors; and

•	The ratification of our audit committee’s appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013.

The advance notice by-laws we have had in effect for many years require that our stockholders submit to us before a specific date detailed information regarding any stockholder nomination of a candidate for election as a director or any other item of stockholder business a stockholder wishes to propose for consideration by our stockholders at our annual meetings of stockholders. That date has expired with respect to our 2013 annual meeting of stockholders. Therefore, under applicable law and our by-laws:

•

no stockholder may validly present a nomination of a candidate for election as a Class C director other than the nominees we name for election as Class C directors in our accompanying proxy statement or propose any other item of stockholder business at our 2013 annual meeting of stockholders other than those items of stockholder business we describe above and in our accompanying proxy statement; and

•

we will not conduct a vote of our stockholders on any item of stockholder business at our 2013 annual meeting of stockholders other than those items of stockholder business we describe above and in our accompanying proxy statement.

Our board of directors has established the close of business on March 1, 2013 as the record date for the determination of the holders of our Class A common stock and for the determination of the holders of our Class B common stock entitled to notice of, and to vote at, our 2013 annual meeting of stockholders.

We include our 2012 annual report to stockholders and our proxy statement relating to our 2013 annual meeting of stockholders with this notice of our 2013 annual meeting of stockholders. We also enclose a proxy card for you to sign, date and return in the postage-prepaid envelope we also enclose.

Please return your completed and duly signed proxy card, whether or not you expect to attend our 2013 annual meeting of stockholders in person, by mail, or vote by telephone or via the internet as we describe on the accompanying proxy card.

By order of our board of directors,

Donald H. Nikolaus,
Chairman and Chief Executive Officer

March 18, 2013

Marietta, Pennsylvania

Important Notice Regarding the Availability of the Proxy Materials for Our Annual Meeting of Stockholders We Will Hold on April 18, 2013

We enclose a printed copy of the proxy statement for our 2013 annual meeting of stockholders and our 2012 annual report to stockholders with this notice of annual meeting. You may also view each of these documents on the internet at www.proxyvote.com. No information on the website other than the proxy statement for our 2013 annual meeting of stockholders and our 2012 annual report to stockholders constitutes a part of our proxy solicitation materials for our 2013 annual meeting of stockholders or part of our 2012 annual report to our stockholders.

DONEGAL GROUP INC.

PROXY STATEMENT

This proxy statement contains information relating to our 2013 annual meeting of stockholders. We will hold our 2013 annual meeting of stockholders on Thursday, April 18, 2013, at 10:00 a.m., local time, at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601.

On March 18, 2013, we mailed to our stockholders of record at the close of business on March 1, 2013 this proxy statement, an accompanying form of proxy card and our 2012 annual report to stockholders. The mailing also included a postage-prepaid envelope for your convenience in returning your proxy card to us, unless you prefer to vote in person, by telephone or via the internet. We ask stockholders to return their proxy cards to us whether or not they expect to attend our 2013 annual meeting of stockholders in person.

We will bear all of the costs of preparing and mailing our proxy materials to our stockholders for our 2013 annual meeting of stockholders and making those materials available for our stockholders to view on the internet. We will, upon request, reimburse brokers, nominees, fiduciaries, custodians and other record holders for their reasonable expenses in forwarding our proxy materials for our 2013 annual meeting of stockholders to the beneficial owners of our Class A common stock and to the beneficial owners of our Class B common stock for whom such persons serve as record holders.

We use the following defined terms relating to us, our subsidiaries and our affiliates in this proxy statement:

•	“Atlantic States” means Atlantic States Insurance Company;

•	“DFSC” means Donegal Financial Services Corporation;

•	“DGI,” “we,” “us” or “our” mean Donegal Group Inc.;

•	“Donegal Mutual” means Donegal Mutual Insurance Company;

•	“Le Mars” means Le Mars Insurance Company;

•	“MICO” means Michigan Insurance Company;

•	“Peninsula” means the Peninsula Insurance Group;

•	“Sheboygan” means Sheboygan Falls Insurance Company;

•	“Southern” means Southern Insurance Company of Virginia; and

•	“UCB” means Union Community Bank FSB.

(i)

CONTENTS

Page
OUR 2013 ANNUAL MEETING OF STOCKHOLDERS	1
What is the agenda for our 2013 annual meeting of stockholders?	1
What is the effect of our advance notice by-laws?	1
What is a quorum for the conduct of business at our 2013 annual meeting of stockholders?	2
What is the order of business at our 2013 annual meeting of stockholders?	2
Who may attend, and who may vote, at our 2013 annual meeting of stockholders?	2
What percentage of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock is necessary to approve the items of stockholder business on which our stockholders will vote at our 2013 annual meeting of stockholders?	3
What voting rights do our stockholders have?	5
How do you vote your DGI shares registered in your name?	6
How do you vote your DGI shares held in street name?	6
How does our board of directors recommend our stockholders vote at our 2013 annual meeting of stockholders?	7
May you change your vote after you have voted by proxy but before our 2013 annual meeting of stockholders convenes?	7
STOCK OWNERSHIP	8
The Ownership of Our Principal Stockholders	8
The Ownership of Our Directors and Executive Officers	9
Section 16(a) Beneficial Ownership Reporting Compliance	9
THE RELATIONSHIP OF DONEGAL MUTUAL AND DGI	10
Introduction	10
The Formation of DGI	11
Our Strategy to Maximize Stockholder Value	12
The Coordinating Committee	13
The Relationship of Donegal Mutual and DGI	14
The Risk Management Committee	16
CORPORATE GOVERNANCE	17
The Composition of Our Board of Directors	17
The Committees of Our Board of Directors	18
The Executive Committee of Our Board of Directors	18
The Audit Committee of Our Board of Directors	19
The Nominating Committee of Our Board of Directors	19
The Compensation Committee of Our Board of Directors	20
Compensation Committee Interlocks and Insider Participation	20
Related Person Transactions	20
Director Compensation	21
Our Code of Business Conduct and Ethics	24
EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	24
Executive Summary	24
Summary of the 2012 Compensation of Our Named Executive Officers	24
Evaluation of the Performance of Our Named Executive Officers in 2012 and the Compensation of Our Named Executive Officers for 2012	26

(ii)

(iii)

Page
PROPOSAL 4 – APPROVAL OF OUR 2013 EQUITY INCENTIVE PLAN FOR DIRECTORS	50
Description of Our 2013 Equity Incentive Plan for Directors	50
Purpose	50
Grants	50
Restricted Stock Awards	50
Non-Qualified Stock Options	51
Transferability	51
Amendment and Termination	51
Federal Income Tax Consequences	51
Tax Withholding	52

PROPOSAL 5 – RATIFICATION OF THE APPOINTMENT BY OUR AUDIT COMMITTEE OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2013	52
AUDIT AND NON-AUDIT FEES	52
Report of Our Audit Committee	53
STOCKHOLDER PROPOSALS FOR OUR 2014 ANNUAL MEETING OF STOCKHOLDERS	55
HOUSEHOLDING	56
DIRECTOR – STOCKHOLDER COMMUNICATIONS	56
OTHER MATTERS	57

APPENDICES:

A – Amended and Restated Article 4 of Our Certificate of Incorporation	A-1
B – Donegal Group Inc. 2013 Equity Incentive Plan for Employees	B-1
C – Donegal Group Inc. 2013 Equity Incentive Plan for Directors	C-1

Unless we otherwise expressly indicate, all of the information we include or incorporate by reference in this proxy statement for our 2013 annual meeting of stockholders relates to our 2012 fiscal year. Our 2012 fiscal year began on January 1, 2012 and ended on December 31, 2012.

(iv)

OUR 2013 ANNUAL MEETING OF STOCKHOLDERS

In accordance with this proxy statement, our board of directors solicits proxies from our stockholders for use in connection with our 2013 annual meeting of stockholders and any adjournment or postponement of our 2013 annual meeting of stockholders. We will hold our 2013 annual meeting of stockholders at 10:00 a.m., local time, on April 18, 2013 at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601.

What is the agenda for our 2013 annual meeting of stockholders?

At our 2013 annual meeting of stockholders, our stockholders will act upon the following five items of stockholder business:

•

a proposal to elect the three nominees for Class C directors we name as the nominees of our board of directors in this proxy statement to serve a term of three years and until their respective successors take office;

•	a proposal to amend our certificate of incorporation to increase the number of shares of our Class A common stock we have the authority to issue from 30.0 million shares to 40.0 million shares;

•	a proposal to approve our 2013 equity incentive plan for employees;

•	a proposal to approve our 2013 equity incentive plan for directors; and

•	a proposal to ratify our audit committee’s appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013.

What is the effect of our advance notice by-laws?

We have had advance notice by-laws in effect for many years as is the case with many other public companies. Our advance notice by-laws, which comply with all applicable laws, require that a stockholder provide us with prior notice of that stockholder’s intention to nominate a candidate for election as a Class C director at our 2013 annual meeting of stockholders or to propose any other item of stockholder business for stockholder action at our 2013 annual meeting of stockholders.

Under our advance notice by-laws, as we summarize them each year in our proxy statements for our annual meetings of stockholders, we annually establish a date after which a stockholder may no longer propose a candidate for election as a director at that year’s annual meeting of stockholders and may no longer propose any other item of stockholder business for consideration and a vote by our stockholders at that year’s annual meeting of stockholders. For our 2013 annual meeting of stockholders, that date was December 19, 2012. For our 2014 annual meeting of stockholders, that date is December 18, 2013. The purpose of our advance notice by-laws is to ensure that we can include in our annual proxy statements, for the information of all of our stockholders, all of the actions we or others propose to present for consideration by our stockholders at each of our annual meetings of stockholders.

No stockholder has nominated a candidate for election as a Class C director at our 2013 annual meeting of stockholders or proposed the transaction of any other item of stockholder business at our 2013 annual meeting of stockholders on or before the date our advance notice by-laws specify. Accordingly, no item of stockholder business other than the five items of stockholder business we describe in our notice of our 2013 annual meeting of stockholders, as well as in this proxy statement, may properly come before our 2013 annual meeting of stockholders or any adjournment or postponement of our 2013 annual meeting of stockholders. As a result, we will not submit any other item of stockholder business, other than procedural matters related to the conduct of our 2013 annual meeting of stockholders, to a vote of our stockholders at our 2013 annual meeting of stockholders.

We are a Delaware corporation. Therefore, the Delaware General Corporation Law, or the DGCL, our certificate of incorporation and our by-laws govern the conduct of business at our annual meetings of stockholders, our relationships with our stockholders and the rights, powers, duties and obligations of our stockholders, directors, nominees for director, officers and employees.

What is a quorum for the conduct of business at our 2013 annual meeting of stockholders?

Our by-laws provide that the presence, in person or by proxy, of not less than a majority of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock as of the record date for our 2013 annual meeting will constitute a quorum at our 2013 annual meeting of stockholders. Because Donegal Mutual owns approximately 66% of the aggregate voting power of our Class A common stock and our Class B common stock outstanding on the record date and because Donegal Mutual will vote all of the shares of our Class A common stock and all of the shares of our Class B common stock it owns in person at our 2013 annual meeting of stockholders, the presence in person of the shares Donegal Mutual owns at our 2013 annual meeting of stockholders will ensure the presence of a quorum at our 2013 annual meeting of stockholders. Because of the certainty of the presence of a quorum at our 2013 annual meeting of stockholders, our stockholders will have the legal power and authority to conduct the items of stockholder business at our 2013 annual meeting of stockholders that we describe in our notice of annual meeting of stockholders and in this proxy statement with one exception. That exception is the right of the holders of our Class A common stock to vote as a separate class on the proposed amendment to increase the number of shares of our Class A common stock we have the authority to issue. A quorum for that Class A common stock separate vote is a majority of our outstanding shares of Class A common stock present in person or by proxy at our 2013 annual meeting of stockholders.

What is the order of business at our 2013 annual meeting of stockholders?

Our by-laws and applicable provisions of the DGCL govern the organization and conduct of business at our 2013 annual meeting of stockholders. Our board of directors has designated Donald H. Nikolaus, our chairman and chief executive officer, as the presiding officer of our 2013 annual meeting of stockholders. Mr. Nikolaus will call our 2013 annual meeting of stockholders to order and will preside over the transaction of the items of stockholder business we describe in this proxy statement for our 2013 annual meeting of stockholders. No other matter may properly come before our 2013 annual meeting of stockholders. Mr. Nikolaus will determine, as the presiding officer of our 2013 annual meeting of stockholders, in his discretion, the order of the items of stockholder business our stockholders will conduct at our 2013 annual meeting of stockholders and the procedural manner in which we will conduct the business of our 2013 annual meeting of stockholders.

We have historically conducted the voting on the proposals we submit for stockholder action at our annual meetings of stockholders as the first item of business. We currently intend to follow a substantially similar procedure at our 2013 annual meeting of stockholders. After our stockholders have voted on the five items of stockholder business we describe in this proxy statement, and the judges of election our board of directors has appointed have conducted the voting on those five items of stockholder business, Mr. Nikolaus will then discuss our results of operations for 2012 compared to 2011 and our outlook for 2013. After Mr. Nikolaus completes his remarks, the judges of election will announce the results of the voting on the five items of stockholder business. Then Mr. Nikolaus, in his capacity as the presiding officer of our 2013 annual meeting of stockholders, will recognize stockholders who wish to ask pertinent questions or make comments as Mr. Nikolaus, in his discretion, deems appropriate under then prevailing circumstances.

Who may attend, and who may vote, at our 2013 annual meeting of stockholders?

Our board of directors established the close of business on March 1, 2013 as the record date for the determination of the holders of our Class A common stock and the holders of our Class B common stock who are entitled to notice of, and to vote at, our 2013 annual meeting of stockholders. We refer to those eligible stockholders as “stockholders of record” in this proxy statement. Stockholders of record, including persons whom a stockholder of record duly and validly appoints as such stockholder of record’s proxy, may attend, and vote at, our 2013 annual meeting of stockholders.

We reserve the right to request photographic identification, such as a currently valid driver’s license, before we permit a stockholder of record, or a proxy for a stockholder of record, to attend our 2013 annual meeting of stockholders. Even if you currently plan to attend our 2013 annual meeting of stockholders and vote in person, we recommend that you vote by proxy using one of the methods we describe in this proxy statement under “How do you vote the DGI shares registered in your name?” By voting in one of those ways, we can then recognize your votes even if you later do not, or cannot, attend our 2013 annual meeting of stockholders in person for any reason.

Our independent transfer agent, Computershare, has prepared and certified a list of all holders of our Class A common stock and all holders of our Class B common stock outstanding as of the close of business on March 1, 2013, the record date for our 2013 annual meeting of stockholders. If your name appears on that certified list of stockholders for our use in connection with our 2013 annual meeting of stockholders, you are a stockholder of record entitled to vote at our 2013 annual meeting of stockholders. For example, you are a stockholder of record if you received the proxy materials for our 2013 annual meeting of stockholders directly from us and not from another person who is the record holder of the shares you own beneficially, such as a bank, a brokerage firm or other fiduciary.

Our by-laws, in accordance with Delaware law, provide a stockholder of record an opportunity, subject to that stockholder of record’s prior compliance with certain conditions we describe in this proxy statement, during the ten calendar days preceding the date of our 2013 annual meeting of stockholders, to examine, at our principal executive offices in Marietta, Pennsylvania, an alphabetical list of the holders of record of our Class A common stock and of the holders of record of our Class B common stock. We will grant a stockholder of record’s request to make such an examination if:

•

the stockholder of record makes a written request to make such an examination at our principal executive offices during such 10-day period addressed to Jeffrey D. Miller, our senior vice president and chief financial officer; and

•

we determine, in our discretion, that the stockholder of record’s request to examine our stockholder list is proper and legally relevant to the items of stockholder business we will conduct at our 2013 annual meeting of stockholders.

If a stockholder of record does not make such a written request to inspect our list of stockholders within the specified ten-day period or if we make a discretionary determination that the stockholder of record’s request for inspection of our list of stockholders is not proper or not legally relevant to the items of stockholder business we will conduct at our 2013 annual meeting of stockholders, we will not permit that stockholder of record to examine our list of stockholders.

If you are the beneficial owner of shares of our Class A common stock or the beneficial owner of shares of our Class B common stock registered in the name of a bank, broker or other fiduciary, also known as shares held in “street name,” we consider you the beneficial owner of the shares your bank, broker or other fiduciary holds for you, and we consider your bank, your broker or your other fiduciary the stockholder of record of your shares. Your bank, your broker or your other fiduciary will send you separately, as the beneficial owner, information describing the procedure for voting your shares. You should follow the instructions your bank, your broker or your other fiduciary provides you on how to vote your shares.

What percentage of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock is necessary to approve the items of stockholder business on which our stockholders will vote at our 2013 annual meeting of stockholders?

Election of Class C Directors.    The three nominees our board of directors nominated for election as Class C directors are the only nominees eligible for election as Class C directors at our 2013 annual meeting of stockholders and any adjournment or postponement of our 2013 annual meeting of stockholders. Our certificate of incorporation provides that our shares of Class A common stock and our shares of Class B common stock vote together as a single class in the election of directors. At our 2013 annual meeting of stockholders, our stockholders will elect as Class C directors the three nominees for election as Class C directors who receive the highest number of stockholder votes. The persons elected as Class C directors will serve for a term of three years and until their respective successors take office.

If you submit your proxy properly and mark Withhold Authority, the proxies will not vote your shares with respect to the nominee or nominees for Class C director as to whom you have withheld authority. We will count your shares as present at our 2013 annual meeting of stockholders for the purposes of determining whether a quorum is present at our 2013 annual meeting of stockholders.

Our certificate of incorporation and our by-laws do not authorize cumulative voting in the election of our directors.

Amendment to Our Certificate of Incorporation to Authorize the Issuance of Additional Shares of Our Class A Common Stock.    Approval of the amendment to our certificate of incorporation to increase the number of shares of our Class A common stock we have the authority to issue as our board of directors determines from time to time from 30.0 million shares to 40.0 million shares requires:

•	the affirmative vote of a majority of our outstanding shares of Class A common stock as of the record date voting as a separate class at our 2013 annual meeting of stockholders; and

•

the affirmative vote of a majority of the votes of the holders of our shares of Class A common stock and the holders of our shares of Class B common stock as of the record date voting together as a single class at our 2013 annual meeting of stockholders.

Our certificate of incorporation provides that our shares of Class A common stock and our shares of Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except that, under the DGCL, our shares of Class A common stock and our shares of Class B common stock each have the right to vote as a separate class on any matter that would uniquely adversely affect the rights of that class.

Approval of our 2013 Equity Incentive Plan for Employees.    Approval of our 2013 equity incentive plan for employees requires the affirmative vote of the holders of record of a majority of the voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock, voting together as a single class, present in person or by proxy and entitled to vote at our 2013 annual meeting of stockholders.

Approval of our 2013 Equity Incentive Plan for Directors.    Approval of our 2013 equity incentive plan for directors requires the affirmative vote of the holders of record of a majority of the voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock, voting together as a single class, present in person or by proxy and entitled to vote at our 2013 annual meeting of stockholders.

Ratification of Our Audit Committee’s Appointment of KPMG LLP.    Ratification of our audit committee’s appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013 requires the affirmative vote of a majority of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock, voting together as a single class, present in person or by proxy and entitled to vote at our 2013 annual meeting of stockholders.

We will consider abstentions and broker non-votes as outstanding shares entitled to vote at our 2013 annual meeting of stockholders and will count those shares in determining the number of votes necessary to constitute a quorum at our 2013 annual meeting of stockholders. Under any circumstances, a quorum will be present at our 2013 annual meeting of stockholders because of the presence at our 2013 annual meeting of stockholders of the shares of our Class A common stock and the shares of our Class B common stock Donegal Mutual owns.

Broker non-votes are shares brokers or nominees hold in their name for which such broker or nominee has not received voting instructions from the beneficial owner of, or person otherwise entitled to vote, those shares, and as to which shares the broker or nominee does not have discretionary voting power. Broker non-votes will not impact the presence of a quorum at our 2013 annual meeting of stockholders or affect the outcome of any matter we submit to a vote of our stockholders at our 2013 annual meeting of stockholders, except that broker non-votes will count as votes against the proposal to amend our certificate of incorporation.

What voting rights do our stockholders have?

At March 1, 2013, we had outstanding:

•

20,050,649 shares of our Class A common stock, each of which entitles its holder to cast one-tenth of a vote with respect to each matter we submit for a stockholder vote at our 2013 annual meeting of stockholders; and

•

5,576,775 shares of our Class B common stock, each of which entitles its holder to cast one vote with respect to each matter we submit for a stockholder vote at our 2013 annual meeting of stockholders.

Therefore, the holders of record of all of our outstanding shares of Class A common stock are entitled to cast a total of 2,005,064 votes on each matter we submit to a vote of the holders of record of our outstanding shares of our Class A common stock at our 2013 annual meeting of stockholders, and the holders of record of all of our outstanding shares of Class B common stock are entitled to cast a total of 5,576,775 votes on each matter we submit to a vote of the holders of record of our outstanding shares of our Class B common stock at our 2013 annual meeting of stockholders. Thus, a total of 7,581,839 votes may be cast at our 2013 annual meeting of stockholders on each item of stockholder business.

At the close of business on March 1, 2013, Donegal Mutual owned 7,755,953 shares, or 38.7%, of our outstanding Class A common stock and 4,217,039 shares, or 75.6%, of our outstanding Class B common stock. Donegal Mutual therefore has the right to cast approximately two-thirds of the total number of votes that all of our stockholders may cast at our 2013 annual meeting of stockholders on each matter we submit to a vote of our stockholders at our 2013 annual meeting of stockholders with the exception of the separate vote of the holders of our Class A common stock on the proposal to increase the number of shares of our Class A common stock we are authorized to issue. Because Donegal Mutual holds 38.7% of our outstanding shares of Class A common stock and the board of directors and management of Donegal Mutual and DGI own an additional 3.5% of our outstanding shares of Class A common stock, and each of them has advised us they will vote in favor of the approval of the amendment to our certificate of incorporation, the votes Donegal Mutual and the members of the boards of directors of Donegal Mutual and DGI and their executive officers cast in favor of the amendment will have a substantial influence on the approval of the amendment.

Donegal Mutual has advised us that it will vote all of its shares of our Class A common stock and all of its shares of our Class B common stock as follows:

•	for the election of Scott A. Berlucchi, John J. Lyons and S. Trezevant Moore, Jr. as Class C directors to serve for a term of three years and until their respective successors take office;

•

for the approval of the amendment to our certificate of incorporation to increase the number of shares of our Class A common stock we have the authority to issue from 30.0 million shares to 40.0 million shares;

•	for the approval of our 2013 equity incentive plan for employees;

•	for the approval of our 2013 equity incentive plan for directors; and

•	for the ratification of our audit committee’s appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013.

Therefore, based on the votes Donegal Mutual and the officers and directors of Donegal Mutual and DGI will cast at our 2013 annual meeting of stockholders, we anticipate our stockholders will:

•	elect Scott A. Berlucchi, John J. Lyons and S. Trezevant Moore, Jr. as Class C directors to serve for a term of three years and until their respective successors take office;

•	approve the amendment to our certificate of incorporation to increase the number of shares of Class A common stock we have the authority to issue from 30.0 million shares to 40.0 million shares;

•	approve our 2013 equity incentive plan for employees;

•	approve our 2013 equity incentive plan for directors; and

•	ratify our audit committee’s appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013.

How do you vote your DGI shares registered in your name?

If the certified list of the holders of our Class A common stock and the holders of our Class B common stock as of the record date that our independent transfer agent prepared includes your name, you are a stockholder of record and you may attend our 2013 annual meeting of stockholders and vote in person or by proxy. The proxies our board of directors has appointed will vote your shares as you direct on any proxy card you return by mail, by telephone or over the internet. If you prefer, you may vote your proxy by telephone or via the internet by following the instructions we include on the proxy card we sent to you along with this proxy statement and our annual report to our stockholders for 2012. The deadline for stockholders of record to vote at our 2013 annual meeting of stockholders by telephone or via the internet is 11:59 p.m., local time, on April 17, 2013. The deadline for our receipt of proxies submitted by mail or by express delivery services is 3:00 p.m., local time, on April 17, 2013.

You may vote by proxy by using one of the following three methods:

Vote by telephone – use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card available when you call. When requested, enter the control numbers your proxy card lists and then follow the prompts. The telephone number is 1-800-690-6903.

Vote by mail – mark, sign and date the proxy card we have mailed to you and return it to our independent transfer agent in the postage-prepaid envelope we mailed to you along with this proxy statement and our annual report to stockholders for 2012.

Vote via the internet – use the internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card available when you access the website. When requested, enter the control numbers your proxy card lists and then create and submit your ballot over the internet. The website address for voting via the internet is www.proxyvote.com.

If a broker, bank or other fiduciary is the holder of record of your shares, see “How do you vote your DGI shares held in street name?” below.

How do you vote your DGI shares held in street name?

If you are not a stockholder of record, but you are a “beneficial owner” of our Class A common stock or our Class B common stock at the close of business on March 1, 2013, which means that the list of our stockholders of record at the close of business on March 1, 2013 that our independent transfer agent prepared does not include your name but instead the name of the bank, broker or other fiduciary who is the holder of record of your shares, you must either direct the holder of record of your shares to vote your shares on the matters our stockholders will consider and vote upon at our 2013 annual meeting of stockholders or you must obtain a form of proxy from your holder of record that you may then vote as if you were the holder of record. Your broker does not have the discretion to vote your shares on non-routine matters, which includes the election of our Class C directors.

How does our board of directors recommend our stockholders vote at our 2013 annual meeting of stockholders?

Our board of directors unanimously recommends that each of our stockholders vote as follows:

•	FOR the election of the three candidates for Class C directors our board of directors has nominated and we name in this proxy statement;

•

FOR the approval of the amendment to our certificate of incorporation to increase the number of shares of Class A common stock we have the authority to issue from 30.0 million shares to 40.0 million shares;

•	FOR the approval of our 2013 equity incentive plan for employees;

•	FOR the approval of our 2013 equity incentive plan for directors; and

•	FOR the ratification of our audit committee’s appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013.

Unless you mark your proxy card to the contrary, the proxies our board of directors has appointed will vote your shares for the election of the three nominees for Class C directors we name in this proxy statement, for the approval of the amendment to our certificate of incorporation to increase the number of shares of our Class A common stock we have the authority to issue from 30.0 million shares to 40.0 million shares, for the approval of our 2013 equity incentive plan for employees, for the approval of our 2013 equity incentive plan for directors and for the ratification of our audit committee’s appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013.

May you change your vote after you have voted by proxy but before our 2013 annual meeting of stockholders convenes?

You may revoke your proxy at any time prior to the time when the proxies our board of directors appointed vote your shares during our 2013 annual meeting of stockholders. If you are a stockholder of record, you may revoke your proxy by timely:

•	submitting a written notice of revocation to our chief financial officer;

•	returning a second proxy dated later than the date of your first proxy by telephone, via the internet or by mail; or

•	voting in person at our 2013 annual meeting of stockholders.

However, if you attend our 2013 annual meeting of stockholders in person and do not submit a ballot, our proxies will vote the proxy you most recently submitted to them in accordance with the instructions you provided on that most recent proxy.

If a bank, broker, nominee, other fiduciary or other person is the holder of record of the shares you own, you will need to follow the instructions of the bank, broker, nominee, other fiduciary or other holder of record as to how you may revoke your proxy.

If you have any questions about our 2013 annual meeting of stockholders or voting your shares, please call Jeffrey D. Miller, our senior vice president and chief financial officer, at 1-800-877-0600 or e-mail Mr. Miller at jeffmiller@donegalgroup.com.

STOCK OWNERSHIP

The Ownership of Our Principal Stockholders

The table below lists each person whom we believe beneficially owned 5% or more of the outstanding shares of our Class A common stock or 5% or more of the outstanding shares of our Class B common stock as of the close of business on March 1, 2013.

Name of Individual or Identity of Group	Class A Shares Beneficially Owned	Percent of Class A Common Stock	Class B Shares Beneficially Owned	Percent of Class B Common Stock
Donegal Mutual Insurance Company 1195 River Road Marietta, PA 17547	7,755,953	38.7%	4,217,039	75.6%
Gregory M. Shepard(1) 7028 Portmarnock Place Bradenton, FL 34202	3,602,900	18.0	397,100	7.1
Dimensional Fund Advisors LP(2) 1299 Ocean Avenue Santa Monica, CA 90401	1,413,877	7.1	—	—

(1)	Mr. Shepard reported the ownership information shown in the above table in a Schedule 13D/A he filed with the Securities and Exchange Commission, or the SEC, on November 6, 2012.

(2)	Dimensional Fund Advisors LP reported the ownership information shown in the above table in a Schedule 13G/A it filed with the SEC on February 11, 2013. Dimensional Fund Advisors LP disclaims beneficial ownership of these shares.

The Ownership of Our Directors and Executive Officers

The following table shows the amount and percentage of outstanding shares of our Class A common stock and outstanding shares of our Class B common stock that each of our directors and each of our nominees for director, each of our named executive officers and all of our executive officers, our nominees for director and directors as a group owned beneficially at the close of business on March 1, 2013. The total shown for each person includes shares the person owned jointly, in whole or in part, with the person’s spouse, or owned individually by the person’s spouse and shares purchasable upon the exercise of stock options that were exercisable as of March 1, 2013 or become exercisable within 60 days of March 1, 2013. Ownership is less than 1% unless otherwise indicated. The business address of each of our executive officers, directors and nominees for director is c/o Donegal Group Inc., 1195 River Road, P.O. Box 302, Marietta, Pennsylvania 17547.

Name of Individual or Identity of Group	Class A Shares Beneficially Owned(2)	Percentage of Class A Common Stock(2)	Class B Shares Beneficially Owned	Percentage of Class B Common Stock
Directors and Nominees for Director:
Donald H. Nikolaus(1)	943,307	4.6%	186,375	3.3%
Scott A. Berlucchi	27,855	—	—	—
Robert S. Bolinger	32,310	—	1,450	—
Patricia A. Gilmartin	31,929	—	—	—
Philip H. Glatfelter, II	36,835	—	3,276	—
Jack L. Hess	30,533	—	—	—
Kevin M. Kraft, Sr.	31,036	—	—	—
John J. Lyons	70,706	—	1,776	—
Jon M. Mahan	29,188	—	—	—
S. Trezevant Moore, Jr.	27,855	—	1,000	—
R. Richard Sherbahn	32,205	—	677	—
Richard D. Wampler, II	30,078	—	—	—
Executive Officers:
Kevin G. Burke	140,000	—	—	—
Cyril J. Greenya	145,017	—	820	—
Jeffrey D. Miller	166,722	—	582	—
Robert G. Shenk	158,195	—	—	—
Daniel J. Wagner	172,326	—	166	—

All directors and executive officers as a group (17 persons)	2,106,097	9.8%	196,122	3.5%

(1)	Includes 166,369 shares of our Class A common stock and 3,938 shares of our Class B common stock owned at March 1, 2013 by a family foundation of which Mr. Nikolaus is trustee.
(2)	Includes currently exercisable stock options to purchase 25,000 shares of Class A common stock that each director we list above beneficially owns, other than Mr. Hess, who holds exercisable stock options to purchase 18,000 shares of Class A common stock, and Mr. Nikolaus. Also includes, with respect to each executive officer, the following currently exercisable stock options to purchase shares of Class A common stock the executive officer beneficially owns: Mr. Nikolaus, 483,333 shares; Mr. Burke, 140,000 shares; Mr. Greenya, 140,000 shares; Mr. Miller, 150,000 shares; Mr. Shenk, 140,000 shares and Mr. Wagner 140,000 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that each of our executive officers, each of our directors and each holder of 10% or more of our Class A common stock or 10% or more of our Class B common stock report such person’s ownership of our Class A common stock and our Class B common stock to the SEC. Such persons also must file statements of changes in such ownership with the SEC within two days of a change in such person’s ownership of our Class A common stock or our Class B common stock. Our executive officers and directors, our nominees for election as director, certain holders of 10% or more of our Class A common stock and certain holders of 10% or more of our Class B common stock have advised us in writing that each of them made all required filings on a timely basis during 2012.

THE RELATIONSHIP OF DONEGAL MUTUAL AND DGI

Introduction

A group of local residents and business owners in Lancaster County, Pennsylvania formed Donegal Mutual in 1889 to provide property and casualty insurance. Now, 124 years later, Donegal Mutual has succeeded and grown to have approximately $350.7 million in total assets and surplus of approximately $187.7 million at December 31, 2012. In addition, Donegal Mutual owns 38.7% of the outstanding shares of our Class A common stock and 75.6% of the outstanding shares of our Class B common stock.

DGI, at December 31, 2012, had total assets of approximately $1.3 billion and stockholders’ equity of approximately $400.0 million. Donegal Mutual and DGI’s insurance subsidiaries conduct business together as the Donegal Insurance Group in 22 Mid-Atlantic, Midwestern, New England and Southern states.

During 2012, A.M. Best Company reported that the Donegal Insurance Group ranked as the 101st largest property and casualty insurance group in the United States based on its 2011 net premiums written. A.M. Best Company has assigned the Donegal Insurance Group an A.M. Best rating of A (Excellent) for the past 19 consecutive years.

Since we established Atlantic States in 1986, Donegal Mutual and our insurance subsidiaries have conducted business together as the Donegal Insurance Group, while retaining their separate legal and corporate existences. As such, Donegal Mutual and our insurance subsidiaries share the same business philosophies, the same management, the same employees and the same facilities and offer the same types of insurance products. We believe Donegal Mutual’s majority interest in the combined voting power of our Class A common stock and of our Class B common stock in us fosters our ability to implement our business philosophies, enjoy management continuity, maintain superior employee relations and provide a stable environment within which we can grow our businesses.

In addition, as the Donegal Insurance Group, Donegal Mutual and our insurance subsidiaries share a combined business plan to enhance market penetration and underwriting profitability objectives. The products Donegal Mutual and our insurance subsidiaries offer are generally complementary, which permits the Donegal Insurance Group to offer a broad range of products in a given market and to expand the Donegal Insurance Group’s ability to service an entire personal lines or commercial lines account. Distinctions within the products Donegal Mutual and our insurance subsidiaries offer generally relate to specific risk profiles within similar classes of business, such as preferred tier products versus standard tier products. Donegal Mutual and we do not allocate all of the standard risk gradients to one company. As a result, the underwriting profitability of the business the individual companies write directly will vary. However, since the underwriting pool homogenizes the risk characteristics of all business Donegal Mutual and Atlantic States write directly, Donegal Mutual and Atlantic States share the underwriting results in proportion to their respective participation in the underwriting pool. We receive 80% of the results of the underwriting pool because Atlantic States has an 80% participation in the pool. The business Atlantic States derives from the pool represents a significant percentage of our total consolidated revenues. However, that percentage has gradually decreased over the past few years as we have acquired a number of other companies in other jurisdictions that do not participate in the underwriting pool.

From time to time, the board of directors of Donegal Mutual and our board of directors review our structure and relationships. The most recent such review occurred in November and December 2012. As a result of these reviews, both our board of directors and Donegal Mutual’s board of directors continue to believe, as of the date of this proxy statement, that the Donegal Mutual-DGI structure continues to be appropriate for the respective businesses and operations of DGI and of Donegal Mutual.

The Formation of DGI

In the mid-1980s, Donegal Mutual recognized the desirability, as a mutual insurance company, of developing additional sources of capital and surplus so it could remain competitive and have the surplus to expand its business and ensure its long-term viability. Donegal Mutual determined to implement a downstream holding company structure as one of its business strategies. Accordingly, in 1986, Donegal Mutual formed us as a downstream holding company. Initially, Donegal Mutual owned all of our outstanding common stock. We in turn formed Atlantic States as our wholly owned property and casualty insurance company subsidiary. We subsequently effected a public offering in September 1986 to provide the surplus necessary to support the business Atlantic States began to receive on October 1, 1986 as its share under a proportional reinsurance agreement, or the pooling agreement, between Donegal Mutual and Atlantic States that became effective on that date.

Under the pooling agreement, Donegal Mutual and Atlantic States pool substantially all of their respective premiums, losses and loss expenses. Donegal Mutual then cedes 80% of the pooled business to Atlantic States. Our insurance subsidiaries pay dividends to us annually. During the year ended December 31, 2012, our insurance subsidiaries paid a total of $7.0 million in dividends to us. These dividends are a major source of the funds we utilize to pay quarterly cash dividends to our stockholders. Donegal Mutual received $5.6 million in dividends from us during the year ended December 31, 2012.

As the capital of Atlantic States and our other insurance subsidiaries has increased, the underwriting capacity of our insurance subsidiaries, including Atlantic States, has proportionately increased. The size of the underwriting pool has increased substantially. Therefore, as we originally planned in the mid-1980s, Atlantic States has successfully raised the capital necessary to support the growth of its direct business as well as to accept increases in its allocation of business from the underwriting pool. Atlantic States’ allocation of the pooled business has increased from an initial allocation of 35% in 1986 to an 80% allocation since March 1, 2008. We do not anticipate any further change in the pooling agreement between Atlantic States and Donegal Mutual in the foreseeable future, including any change in the percentage participation of Atlantic States in the underwriting pool.

We recapitalized in April 2001. We effected a one-for-three reverse stock split of our common stock and renamed it Class B common stock and issued two shares of our Class A common stock as a stock dividend for each post-reverse stock split share of our Class B common stock. Our Class A common stock has one-tenth of a vote per share and our Class B common stock has one vote per share. As a result of the reverse split and the stock dividend, each of our stockholders at April 19, 2001 continued to own the same number of shares of our common stock, with one-third of the shares being shares of our Class B common stock and two-thirds of the shares being shares of our Class A common stock. As a result, the relative voting power and equity interest of our stockholders at the time of our recapitalization remained constant. Donegal Mutual’s continued ownership of more than a majority of the voting power of our outstanding common stock better enables us to maintain our long-term relationship with Donegal Mutual, which our board of directors believes is a central part of our business strategy and success.

We effected our recapitalization because we believed in 2001, and continue to believe as of the date of this proxy statement, that a capital structure that has more than one class of publicly traded securities offers us a number of benefits. The principal benefit from our recapitalization is our ability to issue our Class A common stock or securities convertible into or exchangeable for our Class A common stock for financing, acquisition and compensation purposes without materially adversely affecting the relative voting power of any of our stockholders, including Donegal Mutual. At the time of our recapitalization, our board of directors recognized that our recapitalization was likely to favor longer-term investors, including Donegal Mutual, and could discourage attempts to acquire us, which our board of directors believed to be remote in any event because Donegal Mutual has owned more than a majority of the voting power of our common stock since our formation in 1986.

Every holder of our Class A common stock and our Class B common stock who has purchased our Class A common stock or our Class B common stock has purchased our Class A common stock or our Class B common stock with the prior knowledge and consistent disclosure by us that Donegal Mutual has, since our formation in 1986, held greater-than-majority voting control of us for the reasons we discuss in this proxy statement, and that Donegal Mutual currently intends to retain that greater-than-majority voting control for the long-term future because it believes that greater-than-majority voting control is in our long-term best interests and the long-term best interests of Donegal Mutual.

Our board of directors remains of the opinion that preservation of the relationship between Donegal Mutual and us and our status as an independent public company is in the best interests of all of the constituencies that we and Donegal Mutual serve, including our stockholders, the policyholders of our insurance subsidiaries, the policyholders of Donegal Mutual, Donegal Mutual’s employees, the independent insurance agents who represent our insurance companies and the local communities in which we maintain offices. We believe our relationship with Donegal Mutual offers us and our insurance subsidiaries a number of competitive advantages, including the following:

•	facilitating the stable management, consistent underwriting discipline, external growth and long-term profitability of the Donegal Insurance Group;

•	creating operational and expense synergies given the combined resources and operating efficiencies of the Donegal Insurance Group;

•

enhancing our opportunities to expand by acquisition because of the ability of Donegal Mutual to acquire control of other mutual insurance companies and thereafter demutualize them and sell them to us at a fair price;

•

producing more uniform and stable underwriting results for the Donegal Insurance Group than any of the individual member companies could achieve without the relationship between Donegal Mutual and our insurance subsidiaries; and

•

providing Donegal Mutual and Atlantic States with a significantly larger underwriting capacity because of the underwriting pool Donegal Mutual and Atlantic States have maintained since 1986 than either company could have achieved independently.

Our board of directors reviewed our relationships with Donegal Mutual in the fourth quarter of 2012 and the first two months of 2013 and determined that the continuation of the existing relationships between Donegal Mutual and us are in our best interests and in the best interests of our stockholders. In the latter portion of the fourth quarter of 2012 and the first quarter of 2013, the board of directors of Donegal Mutual undertook its annual review of the transactions between Donegal Mutual and DGI and determined that continuing the current transactions between Donegal Mutual and DGI and the current corporate structure of Donegal Mutual and DGI is in the best interests of Donegal Mutual and in the best interests of its various constituencies.

We refer to our Form 10-K Annual Report for the fiscal year ended December 31, 2012 for a discussion of our business strategy.

Our Strategy to Maximize Stockholder Value

A fundamental goal of our board of directors and management is to maximize stockholder value over the long-term. We conduct our operations with this fundamental goal in mind. Our business strategies seek to maximize stockholder value by improving operating efficiencies as well as pursuing internal and external growth in order to enhance the long-term profitability of our businesses. Our board of directors and management regularly evaluate our business strategies and concentrate on improving our long-term, sustainable earnings. We focus on:

•

generating sustainable underwriting profitability by carefully selecting product lines, evaluating individual risks based on historic results, minimizing individual exposure to catastrophe-prone areas, analyzing the cost and availability of reinsurance as well as the level at which the reinsurance attaches and evaluating claims history on a regular basis to ensure the adequacy of underwriting guidelines and product pricing;

•	pursuing profitable growth by organic expansion within the traditional operating territories of our insurance subsidiaries through developing and maintaining quality agency representation;

•	seeking to acquire property and casualty insurance companies that augment the organic growth of our insurance subsidiaries in existing markets and expand our business into new geographic regions;

•

enhancing the profitability of our insurance subsidiaries through expense controls and the utilization of state-of-the-art technology to increase operating efficiency and effective communication with agents, policyholders and potential policyholders;

•	providing responsive and friendly customer and agent service to enable our insurance subsidiaries to attract new policyholders and retain existing policyholders; and

•

maintaining premium rate adequacy to enhance the underwriting results of our insurance subsidiaries, while maintaining high levels of retention for their existing books of business, and at the same time preserving their ability to write new business.

The Coordinating Committee

Donegal Mutual and we have maintained a coordinating committee since our formation in 1986. The coordinating committee consists of two members of our board of directors, neither of whom is a member of Donegal Mutual’s board of directors, and two members of Donegal Mutual’s board of directors, neither of whom is a member of our board of directors. The purpose of the coordinating committee is to establish and maintain a process for an ongoing evaluation of the transactions between Donegal Mutual, our insurance subsidiaries and us.

Any change to an agreement between Donegal Mutual, us and any of our insurance subsidiaries, or any new agreement between Donegal Mutual, us and any of our insurance subsidiaries is also subject to the applicable provisions of the Pennsylvania Insurance Company Law of 1921, as amended, and the Pennsylvania Insurance Holding Company Act, as amended, or the PHCA. The coordinating committee utilizes the following process in considering whether to approve a new agreement between Donegal Mutual and us or one of our insurance subsidiaries or a change in an existing agreement between Donegal Mutual and us or one of our insurance subsidiaries:

•

a new agreement and any change to a previously approved agreement must receive coordinating committee approval. The coordinating committee will only approve a new agreement or a change in an existing agreement if:

•	both of our members on the coordinating committee determine that the new agreement or the change in an existing agreement is fair and equitable to us and in the best interests of our stockholders; and

•

both of Donegal Mutual’s members on the coordinating committee determine that the new agreement or the change in an existing agreement is fair and equitable to Donegal Mutual and in the best interests of Donegal Mutual’s policyholders;

•	the new agreement or the change in an existing agreement must be approved by our board of directors; and

•	the new agreement or the change in an existing agreement must be approved by Donegal Mutual’s board of directors.

The coordinating committee also meets annually during the first two months of each year to review each existing agreement and on-going transaction between Donegal Mutual and us or our insurance subsidiaries, including a number of reinsurance agreements between Donegal Mutual and our insurance subsidiaries. The purpose of this annual review is to examine the results of these reinsurance agreements over the immediately preceding year and for the five preceding years and to determine if the results of the existing agreements between Donegal Mutual and us remain fair and equitable to us and our stockholders and fair and equitable to Donegal Mutual and its policyholders or if Donegal Mutual and we should mutually agree to certain adjustments. In the case of these reinsurance agreements, the adjustments typically relate to the reinsurance premiums, losses and reinstatement premiums. These agreements are ongoing in nature and will continue in effect throughout 2013 in the ordinary course of our business and the business of Donegal Mutual.

Robert S. Bolinger and John J. Lyons serve as our members of the coordinating committee. See “Proposal 1 – Election of Directors” for certain biographical information about Messrs. Bolinger and Lyons. Dennis J. Bixenman and John E. Hiestand serve as Donegal Mutual’s members of the coordinating committee. Certain biographical information about Messrs. Bixenman and Hiestand is as follows:

Mr. Bixenman, age 66, has been a director of Donegal Mutual since 2008 and retired at the end of 2012 as a vice president and senior consultant at Williams & Company Consulting, Inc., an environmental and business consulting firm with its headquarters in Sioux City, Iowa. Mr. Bixenman is a certified public accountant with extensive experience in auditing and preparing financial statements. Mr. Bixenman beneficially owns 30,755 shares of our Class A common stock. He owns no shares of our Class B common stock. As director compensation in 2012, Donegal Mutual paid Mr. Bixenman cash fees of $44,000 and granted him a restricted stock award of 400 shares of Class A common stock with a value at the time of issuance of $5,664.

Mr. Hiestand, age 75, has been a director of Donegal Mutual since 1983 and has been a self-employed provider of insurance administrative services for over 20 years. Mr. Hiestand served as a director of Central Savings and Loan Association in Columbia, Pennsylvania from 1982 to 1992. Mr. Hiestand beneficially owns 32,247 shares of our Class A common stock. He owns 157 shares of our Class B common stock. As director compensation in 2012, Donegal Mutual paid Mr. Hiestand cash fees of $42,250 and granted him a restricted stock award of 400 shares of Class A common stock with a value at the time of issuance of $5,664.

The Relationship of Donegal Mutual and DGI

Donegal Mutual provides facilities, personnel and other services to us and our insurance subsidiaries. Donegal Mutual allocates certain related expenses to Atlantic States in accordance with the relative participation of Donegal Mutual and Atlantic States in the pooling agreement. Our insurance subsidiaries other than Atlantic States reimburse Donegal Mutual for their respective personnel costs and bear their proportionate share of information services costs based on their written insurance premiums compared to the total written insurance premiums of the Donegal Insurance Group. Donegal Mutual’s charges for these services totaled $78.8 million in 2012 compared to $64.7 million in 2011.

We lease office equipment and automobiles to Donegal Mutual and Southern. Donegal Mutual and Southern made total lease payments to us of $953,000 in 2012 compared to $957,000 in 2011.

Donegal Mutual and Atlantic States participate in an underwriting pool. Both companies cede substantially all of their respective premiums, losses and loss expenses and receive an allocated percentage of their combined underwriting results. The underwriting pool excludes certain intercompany reinsurance Donegal Mutual assumes from our insurance subsidiaries. Since March 1, 2008, Atlantic States has had an 80% share of the results of the pool and Donegal Mutual has had a 20% share of the results of the pool.

Donegal Mutual and Atlantic States may amend or terminate the pooling agreement at the end of any calendar year by mutual agreement, subject to approval by the respective boards of directors of Donegal Mutual and Atlantic States and by the coordinating committee. Our 2012 annual report to stockholders contains additional information describing the underwriting pool.

In addition to the pooling agreement, our insurance subsidiaries have various ongoing reinsurance agreements with Donegal Mutual. These agreements include:

•

Donegal Mutual and Peninsula have a quota-share reinsurance agreement under which Peninsula transfers to Donegal Mutual 100% of the premiums and losses related to the workers’ compensation product line Peninsula writes in certain states. Peninsula offers workers’ compensation insurance in those states in order to provide the Donegal Insurance Group with an additional pricing tier because any one insurance company may only offer a single pricing tier for workers’ compensation insurance in those states.

•

On November 1, 2012, Donegal Mutual and Southern terminated on a run-off basis a quota-share reinsurance agreement that had been in effect for a number of years because the quota-share reinsurance agreement was no longer necessary. While this quota-share reinsurance agreement was in effect, Donegal Mutual transferred to Southern 100% of the premiums and losses related to certain personal lines products Donegal Mutual offered in Virginia through the use of Donegal Mutual’s automated policy quotation and policy issuance system.

•

Donegal Mutual and Le Mars have a quota-share reinsurance agreement under which Donegal Mutual transfers to Le Mars 100% of the premiums and losses related to certain products Donegal Mutual offers in certain Midwest states. This reinsurance facilitates the offering of additional complementary products to Le Mars’ commercial accounts.

•

Donegal Mutual also maintains 100% retrocessional reinsurance agreements with Southern and Le Mars. The purpose of these agreements is to permit Southern and Le Mars to share Donegal Mutual’s A.M. Best rating of A (Excellent). The retrocessional reinsurance agreements do not otherwise provide for pooling or reinsurance with or by Donegal Mutual and do not transfer insurance risk to Donegal Mutual for financial and accounting purposes. In addition, Donegal Mutual and we have a capital support agreement with Sheboygan that permits Sheboygan to share Donegal Mutual’s A.M. Best rating of A (Excellent).

•

Donegal Mutual and MICO maintain a quota-share reinsurance agreement that transfers 25% of MICO’s business to Donegal Mutual. Because of the reinsurance pooling agreement between Donegal Mutual and our subsidiary, Atlantic States, we receive an 80% allocation, or 20%, of the MICO business Donegal Mutual reinsures.

The coordinating committee annually reviews each of the agreements and transactions we describe in the preceding paragraph between Donegal Mutual and our insurance subsidiaries and the results thereof to each of Donegal Mutual and us for the most recent year and for the past five years. In February 2013, the coordinating committee determined that the terms of such agreements were fair and equitable to us and our stockholders and fair and equitable to Donegal Mutual and its policyholders. Accordingly, the coordinating committee unanimously approved the continuation of the terms of such agreements and transactions through the next annual review during the first two months of 2014.

We refer you to note 3 of the notes to our consolidated financial statements we include in our 2012 annual report to stockholders for further information about the reinsurance agreements between Donegal Mutual and our insurance subsidiaries. The intent of these catastrophe and excess of loss reinsurance agreements is to lessen the effects of a single large loss, or an accumulation of smaller losses arising from one event, to levels that are appropriate given each insurance subsidiary’s size, underwriting profile and surplus capacity.

We own 48.2% and Donegal Mutual owns 51.8% of Donegal Financial Services Corporation, or DFSC. On May 6, 2011, Union National Financial Corporation, or UNNF, a bank holding company headquartered in Lancaster, Pennsylvania, merged with and into DFSC, with DFSC as the surviving corporation. On the same date, Union National Community Bank, a national banking association headquartered in Lancaster, Pennsylvania and a subsidiary of UNNF, merged with and into Province Bank FSB, a federal savings bank and a subsidiary of DFSC. Upon the merger, Province Bank FSB changed its name to Union Community Bank FSB, or UCB, and continued its status as a federal savings bank.

As a result of DFSC’s ownership of UCB, Donegal Mutual and we, as the two owners of DFSC, and DFSC are grandfathered unitary savings and loan holding companies regulated under the Home Owners’ Loan Act, or HOLA. Grandfathered unitary savings and loan holding companies are regulated by the Board of Governors of the Federal Reserve System, or the Board. UCB is regulated by the Office of the Comptroller of the Currency, or the OCC.

No person may lawfully acquire control of a grandfathered unitary savings and loan holding company without complying with regulatory requirements under either HOLA, if the acquiror is a company, or the Change in Bank Control Act, or the CBCA, which can apply to any kind of acquirer, including an individual. The Board regulations under the CBCA establish a rebuttable presumption of control applicable to any person who wishes to acquire more than 10% of any class of voting security of a grandfathered unitary savings and loan holding company registered under the Exchange Act, such as DGI. Such a person must make a filing with the Board either rebutting the presumption of control or else conceding that the presumption applies and providing the personal and financial information the CBCA requires. The person may only consummate the stock purchase if the Board does not disapprove the acquisition within a time period that lasts a minimum of 60 days, and sometimes longer.

We do not consolidate the financial statements of DFSC and its wholly owned subsidiary, UCB, with our financial statements. We have filed the separate consolidated financial statements of DFSC as a schedule to our Form 10-K Annual Report for the year ended December 31, 2012.

UCB is currently in the process of converting to a Pennsylvania-chartered stock savings bank, which UCB believes it can complete by June 30, 2013. As the two owners of DFSC, both Donegal Mutual and we believe such a conversion would be beneficial to UCB. Following the conversion, the primary regulators of UCB will be the Pennsylvania Department of Banking and the Board pursuant to HOLA. At December 31, 2012, UCB had total assets of $509.8 million, total deposits of $422.8 million and total loans of $294.5 million. UCB had net income of $9.8 million for the year ended December 31, 2012. Donegal Mutual and UCB are also parties to an administrative services agreement. Under this agreement, Donegal Mutual provides various services, principally internal audit, investment, information technology, administrative support, facility and equipment maintenance services and purchasing, to UCB, subject to the overall limitation that the costs Donegal Mutual charges to UCB may not exceed the costs of independent vendors for similar services and further subject to annual maximum cost limitations specified in the administrative services agreement. Donegal Mutual and we also conduct routine banking business with UCB in the ordinary course of business of the Donegal Insurance Group.

Donegal Mutual leases 3,600 square feet in a Donegal Mutual-owned building in Marietta, Pennsylvania to UCB. In addition, UCB leases 3,000 square feet of space in a building in Lancaster, Pennsylvania from DFSC. Both leases provide for an annual rent based on an independent appraisal each year.

The Risk Management Committee

The Donegal Insurance Group maintains a risk management committee. The risk management committee consists of 14 officers of Donegal Mutual, seven of whom are also executive officers of DGI. The purpose of the risk management committee is to assess and monitor the major strategic, operational, regulatory, informational and external risks that affect the business the Donegal Insurance Group transacts and the internal and external resources of the Donegal Insurance Group for assessing and controlling such risks.

The responsibilities of the risk management committee on behalf of the Donegal Insurance Group include:

•	evaluating the effectiveness of the Donegal Insurance Group’s assessment and management of risk;

•	developing and recommending policies and procedures relating to risk assessment, risk management and risk reporting;

•	assessing the Donegal Insurance Group’s risk management, compliance and control activities and the adequacy of such activities in identifying the risks that confront the Donegal Insurance Group; and

•	reporting periodically to our respective boards of directors.

The Donegal Insurance Group’s risk management committee meets quarterly, and annually evaluates its performance of its responsibilities.

CORPORATE GOVERNANCE

Our board of directors maintains corporate governance guidelines to assist the committees of our board of directors in the discharge of their respective responsibilities. Each committee of our board of directors has a written charter that sets forth the purposes, goals and responsibilities of the committee as well as the qualifications for committee membership, procedures for the appointment and removal of committee members, committee structure and operations and committee reporting to our board of directors. You may view the charters of our executive committee, our audit committee, our nominating committee and our compensation committee on our website at www.donegalgroup.com. The charters of the committees of our board of directors provide our stockholders with a description of the manner in which our board of directors and its committees operate.

The Composition of Our Board of Directors

Our by-laws provide that the number of members of our board of directors cannot be less than seven nor more than 12. Our board of directors fixes the size of our board of directors within these limits and may increase or decrease the size of our board of directors from time to time. Currently, our board of directors has fixed the number of members of our board of directors at 11. Our board of directors has three classes, with terms expiring at three successive annual meetings and upon the newly elected class of directors taking office.

We constitute a “controlled company” under applicable NASDAQ regulations because Donegal Mutual owns, and has owned since our formation in 1986, more than a majority of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock. As a controlled company, we are exempt from a number of NASDAQ corporate governance requirements, including the requirement that a majority of the members of our board of directors be independent.

The composition of our board of directors is, however, subject to the corporate governance rules of the PHCA. The PHCA requires that the board of directors of a Pennsylvania-domiciled insurance company or of a company that controls a Pennsylvania-domiciled insurance company, such as we do, maintain a committee or committees that undertake certain corporate governance responsibilities. The PHCA further requires that the members of these committees be solely directors who are not officers or employees of the Pennsylvania-domiciled insurance company or its holding company and who do not own beneficially a 10% or greater interest in the voting stock of such insurance company or its holding company. We maintain an audit committee, a compensation committee and a nominating committee whose respective members satisfy the requirements of the PHCA.

Pursuant to the PHCA, the committees of our board of directors annually discharge each of the following responsibilities:

•	the annual recommendation of the appointment of an independent registered public accounting firm for our insurance company subsidiaries;

•	the review of the financial condition of our insurance company subsidiaries;

•	the review of the scope and results of the independent audit and any internal audit of our insurance company subsidiaries;

•	the nomination of candidates for election as our directors by our stockholders; and

•

the evaluation of the performance of the principal officers of each of our insurance company subsidiaries and the recommendation to their respective boards of directors as to the selection and compensation of their respective principal officers.

The Committees of Our Board of Directors

We expect our directors to attend all meetings of our board of directors, meetings of the committees of our board of directors on which they serve and meetings of our stockholders. We further expect our directors to devote the time necessary to fulfill their responsibilities as directors. During 2012, each of our directors attended 75% or more of the total number of meetings of our board of directors and of the meetings of the committees of our board of directors on which that director served. All of the members of our board of directors attended our 2012 annual meeting of stockholders. Each of the committees of our board of directors has a written charter that stockholders may view on our website. Our website address is www.donegalgroup.com. Each of the committees of our board of directors reviews its charter annually.

Our board of directors has delegated some of its authority to the following four committees of our board of directors:

•	the executive committee;

•	the audit committee;

•	the nominating committee; and

•	the compensation committee.

In addition, together with Donegal Mutual, we jointly maintain a coordinating committee. We refer you to “The Relationship of Donegal Mutual and DGI – The Coordinating Committee” for information as to the responsibilities of the Coordinating Committee and the identity of its members.

The following table shows the number of meetings each committee of our board of directors held in 2012 and the attendance of the members of those committees at their meetings. Mrs. Gilmartin and Mr. Moore are not currently serving as a member of any of the committees of our board of directors. Mr. Mahan joined our audit committee in April 2012 and attended all meetings of our audit committee subsequent to his appointment.

	Our Board Committees
	Executive	Audit	Nominating	Compensation
Number of Meetings Held in 2012	12	8	2	3
Number of Meetings Attended in 2012 by members of the Committees:
Robert S. Bolinger	—	8	—	—
Philip H. Glatfelter, II	12	—	2	3
Jack L. Hess	—	8	—	—
Kevin M. Kraft	—	—	1	—
John J. Lyons	—	6	—	3
Jon M. Mahan	—	4	2	—
Donald H. Nikolaus	12	—	—	—
R. Richard Sherbahn	12	—	2	3
Richard D. Wampler, II	—	8	2	3

The Executive Committee of Our Board of Directors

Members: Messrs. Glatfelter, Nikolaus (Chairperson) and Sherbahn. The executive committee has the authority to take all action that our full board of directors can take, consistent with the DGCL, our certificate of incorporation and our by-laws, between meetings of our board of directors. Mr. Sherbahn has advised us he does not wish to be nominated for re-election as a member of our board of directors at our 2013 annual meeting of stockholders. Accordingly, as of the election of his successor as a director at our 2013 annual meeting of stockholders, our board of directors will select a director to become a member of our executive committee as the successor to Mr. Sherbahn at its reorganization meeting immediately following the conclusion of our 2013 annual meeting of stockholders.

The responsibilities of the executive committee include:

•	exercising all powers and authority of our board of directors between meetings of our board of directors to the extent consistent with the DGCL and our corporate governance documents;

•	consulting with and advising our management on our general business, operational, administrative and legal affairs;

•	consulting with and advising management on the development of our policies;

•	analyzing other matters which management may bring to the executive committee for consideration from time to time; and

•	performing such other functions as our board of directors may specifically delegate to the executive committee from time to time.

The Audit Committee of Our Board of Directors

Members: Messrs. Bolinger, Hess, Lyons, Mahan and Wampler (Chairperson). Each member of our audit committee satisfies the independence requirements of the SEC and the PHCA and is in compliance with applicable provisions of the PHCA and the Sarbanes-Oxley Act of 2002. Mr. Wampler, who is a retired certified public accountant, and Mr. Hess, who is a certified public accountant in active practice, serve as designated financial expert members of our audit committee.

The responsibilities of the audit committee include:

•	the annual appointment of our independent registered public accounting firm;

•	the on-going review of the scope and results of the audit of our financial statements by our independent registered public accounting firm and internal audits our staff conducts;

•	the review of all of the periodic reports we file with the SEC and press releases before the filing of the SEC reports or the publication of the press releases;

•

the annual review of all related party transactions to which we are one of the parties other than those transactions between Donegal Mutual and us that are subject to review by our coordinating committee; and

•	the regular review of the adequacy of our accounting, financial, internal and operating controls.

The Nominating Committee of Our Board of Directors

Members: Messrs. Glatfelter (Chairperson), Kraft, Mahan, Sherbahn and Wampler. Mr. Sherbahn has advised us that he does not wish to be nominated for re-election as a member of our board of directors at our 2013 annual meeting of stockholders. Accordingly, effective as of the election of his successor as a director at our 2013 annual meeting of stockholders, our board of directors will appoint a successor to serve as a member of our nominating committee at its reorganization meeting immediately following the conclusion of our 2013 annual meeting of stockholders.

The responsibilities of the nominating committee include:

•	the identification of the individuals the nominating committee believes have the necessary qualifications to serve as members of our board of directors;

•	the recommendation of nominees to stand for election to our board of directors;

•	the consideration of candidates nominated by stockholders other than Donegal Mutual to stand for election as to our board of directors;

•	the evaluation of the self-evaluations each of the committees of our board of directors submits to us annually; and

•	the provision to our board of directors of the nominating committee’s annual evaluation of our nominating committee’s performance during the preceding year.

The Compensation Committee of Our Board of Directors

Members: Messrs. Glatfelter, Lyons (Chairperson), Sherbahn and Wampler. Mr. Sherbahn has advised us that he does not wish to be nominated for re-election as a member of our board of directors at our 2013 annual meeting of stockholders. Accordingly, our board of directors will appoint one of its members as a successor to Mr. Sherbahn as a member of our compensation committee at the reorganization meeting of our board of directors immediately following our 2013 annual meeting of stockholders. Our compensation committee and the compensation committee of Donegal Mutual meet together from time to time. The members of the Donegal Mutual compensation committee, as of the date of this proxy statement, are Scott A. Berlucchi (Chairperson), Philip H. Glatfelter, II, Jack L. Hess and R. Richard Sherbahn. Following these joint meetings, our compensation committee meets and makes compensation determinations with respect to the compensation of our executive officers and other employees.

The responsibilities of the compensation committee include:

•	the annual review of the guidelines for compensation increases for all of our employees;

•	the annual review of the compensation of our executive officers, including our named executive officers;

•	the recommendation to our board of directors from time to time as to grants of stock options to our employees; and

•	the oversight of the employee benefit plans Donegal Mutual and we maintain.

See “Executive Compensation Discussion and Analysis” for further information.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is a former or current officer of Donegal Mutual or us, nor does any member of our compensation committee have any other interlocking relationships, as current SEC rules and regulations define such terms.

Related Person Transactions

We have a written related person policy that governs the review, approval or ratification of transactions between us and our executive officers, directors and 10% or greater stockholders. SEC rules and regulations require that we disclose in this proxy statement specified information reporting any related person transactions and certain other filings we submit to the SEC. This policy applies, in our case, to any transactions with related parties with the exception of those transactions between Donegal Mutual and us that require the prior approval of our coordinating committee. See “The Relationship of Donegal Mutual and DGI – The Coordinating Committee.” Our related person policy establishes procedures for our approval of transactions between us and a related person because we recognize that related person transactions can suggest a heightened risk of a conflict of interest and can create the appearance of impropriety. Applicable SEC regulations define a “related person” as including our directors, our executive officers, a holder of 5% or more of our Class A common stock, a holder of 5% or more of our Class B common stock and each of the immediate family members of each of those persons. Our policy requires that all proposed related person transactions first receive the approval of our audit committee before we can agree to the transaction. In addition, if the transaction continues for more than one year, our audit committee must annually approve the continuation of the transaction.

Donald H. Nikolaus, our chairman and chief executive officer and a member of our board of directors and the president and a director of Donegal Mutual, is a partner in the law firm of Nikolaus & Hohenadel. Such firm has served as general counsel to Donegal Mutual since 1972 and as our general counsel since 1986, principally in connection with the defense of insurance claims litigation arising in Lancaster, Dauphin and York counties of Pennsylvania. We pay such firm its customary fees for its services. We paid Nikolaus & Hohenadel legal fees of $418,818 in 2011 and $449,911 in 2012.

Patricia A. Gilmartin, one of our directors and a director of Donegal Mutual, was an employee of Associated Donegal Insurance Brokers from 1969 to February 2013. That firm has no affiliation with us except that it receives insurance commissions from our insurance subsidiaries and Donegal Mutual in the ordinary course of business and in accordance with their standard commission schedules and agency contracts.

Frederick W. Dreher, a director of Donegal Mutual since December 1996, has been a partner in the law firm of Duane Morris LLP since 1970. Since 1986, Duane Morris LLP has represented us, our insurance subsidiaries, Donegal Mutual and DFSC in certain legal matters. We pay Duane Morris LLP its customary fees for its services. The Donegal Insurance Group and DFSC paid Duane Morris LLP legal fees of $2,647,838 in 2011 and $1,405,781 in 2012.

Donegal Mutual and we conduct routine banking transactions in the ordinary course of our business with UCB. Donegal Mutual and UCB are also parties to an administrative services agreement. Under this agreement, Donegal Mutual provides various human resources services, principally internal audit, investment, information technology, payroll and employee benefits administration, administrative support, facility and equipment maintenance services and purchasing, to UCB, subject to the overall limitation that the costs Donegal Mutual charges to UCB may not exceed the costs of independent vendors for similar services and further subject to annual maximum cost limitations specified in the administrative services agreement.

Director Compensation

Our objectives for our director compensation program are to attract highly-qualified individuals to serve on our board of directors and to align the interests of our directors with the interests of our stockholders. The compensation committee reviews our director compensation program annually to confirm that the compensation of the members of our board of directors remains competitive and appropriate and to make recommendations to our board of directors that the compensation committee believes are appropriate.

Type of Compensation		Amount	Form of Payment
Annual Retainer	Base Retainer	$45,616	$40,000 in cash and an annual restricted stock award of 400 shares of Class A common stock with an estimated value of $5,616 as of January 1, 2013
	Additional retainer amount for each committee meeting attended	$250	Cash
	Additional retainer amount for each audit committee meeting attended	$500	Cash
Periodic Equity Grant	When we grant options to our executive officers, we typically also grant options to our directors exercisable for ten years at a price not less than the closing market price on the date of grant	Option to purchase 8,500 shares at $14.50 per share (valued at $24,225 on the December 20, 2012 date of grant)	Non-qualified stock options

Under our equity incentive plan for directors, each of our directors and each director of Donegal Mutual who is not also one of our directors receives an annual restricted stock award of 400 shares of our Class A common stock. We grant the award to each director as of the first business day of each year, provided the director served as a member of our board of directors or as a member of the board of directors of Donegal Mutual during any portion of the preceding year. Each of our directors and each of the directors of Donegal Mutual is also eligible to receive non-qualified options to purchase shares of our Class A common stock in an amount our board of directors determines from time to time. On December 20, 2012, we granted each of our directors and each director of Donegal Mutual who was not also a member of our board of directors a non-qualified stock option to purchase 8,500 shares of our Class A common stock at an exercise price of $14.50 per share. Each option is exercisable until December 20, 2022. Donegal Mutual reimburses us for the restricted stock awards granted to those directors of Donegal Mutual who are not also members of our board of directors.

The following table sets forth a summary of the compensation we paid to our non-officer directors during 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Robert S. Bolinger	48,500	5,664	24,225	78,389
Patricia A. Gilmartin	42,500	5,664	24,225	72,389
Philip H. Glatfelter, II	95,250	5,664	24,225	125,139
Jack L. Hess	49,250	5,664	24,225	79,139
Kevin M. Kraft, Sr.	45,000	5,664	24,225	74,889
John J. Lyons	48,750	5,664	24,225	78,639
Jon M. Mahan	46,000	5,664	24,225	75,889
S. Trezevant Moore, Jr.	43,500	5,664	24,225	73,389
R. Richard Sherbahn	46,750	5,664	24,225	76,639
Richard D. Wampler, II	49,250	5,664	24,225	79,139

The following table summarizes the outstanding equity awards our directors held at December 31, 2012, excluding the awards our chairman and chief executive officer, Mr. Nikolaus, holds, which we report elsewhere in this proxy statement:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
	(#) Exercisable	(#) Unexercisable
Robert S. Bolinger	7,500	—	17.50	7/17/2013	400	5,616
	6,667	3,333	14.00	7/15/2015
	4,000	8,000	12.50	7/27/2021
	—	8,500	14.50	12/20/2022
Patricia A. Gilmartin	7,500	—	17.50	7/17/2013	400	5,616
	6,667	3,333	14.00	7/15/2015
	4,000	8,000	12.50	7/27/2021
	—	8,500	14.50	12/20/2022
Philip H. Glatfelter, II	7,500	—	17.50	7/17/2013	400	5,616
	6,667	3,333	14.00	7/15/2015
	4,000	8,000	12.50	7/27/2021
	—	8,500	14.50	12/20/2022
Jack L. Hess	6,667	3,333	14.00	7/15/2015	400	5,616
	4,000	8,000	12.50	7/27/2021
	—	8,500	14.50	12/20/2022
Kevin M. Kraft, Sr.	7,500	—	17.50	7/17/2013	400	5,616
	6,667	3,333	14.00	7/15/2015
	4,000	8,000	12.50	7/27/2021
	—	8,500	14.50	12/20/2022
John J. Lyons	7,500	—	17.50	7/17/2013	400	5,616
	6,667	3,333	14.00	7/15/2015
	4,000	8,000	12.50	7/27/2021
	—	8,500	14.50	12/20/2022
Jon M. Mahan	7,500	—	17.50	7/17/2013	400	5,616
	6,667	3,333	14.00	7/15/2015
	4,000	8,000	12.50	7/27/2021
	—	8,500	14.50	12/20/2022
S. Trezevant Moore, Jr.	7,500	—	17.50	7/17/2013	400	5,616
	6,667	3,333	14.00	7/15/2015
	4,000	8,000	12.50	7/27/2021
	—	8,500	14.50	12/20/2022
R. Richard Sherbahn	7,500	—	17.50	7/17/2013	400	5,616
	6,667	3,333	14.00	7/15/2015
	4,000	8,000	12.50	7/27/2021
	—	8,500	14.50	12/20/2022
Richard D. Wampler, II	7,500	—	17.50	7/17/2013	400	5,616
	6,667	3,333	14.00	7/15/2015
	4,000	8,000	12.50	7/27/2021
	—	8,500	14.50	12/20/2022

In addition to the compensation we describe in the two preceding tables, we reimburse our directors for expenses they incur in connection with attendance at meetings of our board of directors, meetings of committees of our board of directors and meetings of our stockholders.

Our Code of Business Conduct and Ethics

We conduct our business pursuant to our code of business conduct and ethics because we believe it is important that we conduct our business with integrity and with the trust of the people with whom we do business. Our code of business conduct and ethics provides guidance to our employees and independent agents who deal with the legal and ethical issues that arise in our business dealings with others. You may view our code of business conduct and ethics on our website at www.donegalgroup.com.

We also maintain an internal audit department that evaluates our business and financial processes, our management of risk and our financial controls. Our director of internal audit reports regularly to the audit committee of our board of directors and to our board of directors.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2012 Performance Review

Our results of operations for 2012 improved significantly compared to our results of operations for 2011 when an unusual frequency of severe storms, intense competition and a poor economic climate in our market area resulted in an underwriting loss. We also increased our already strong financial condition in 2012. The following table depicts our net revenues and our results of operations for the year ended December 31, 2012 and the price of our Class A common stock at December 31, 2012 compared to the same data at December 31, 2011.

	2012	2011	% Change
Total revenues	$515.0 million	$475.0 million	8.4%
Net income	23.1 million	453,000	5,099.3
Class A common stock price at year end	14.04	14.16	-0.8

Stock Option Grants

On December 20, 2012, our board of directors granted stock options to our employees, including our named executive officers, and also granted options to our directors. We also granted each director an option to purchase 8,500 shares of our Class A common stock that vests in three equal installments during the first three years of the ten-year term of the option. Each stock option is exercisable at a price of $14.50 per share, which price exceeded the closing price of our Class A common stock on the date of grant by a modest amount:

Name of Grantee	Number of Shares Purchasable	Exercise Price
Donald H. Nikolaus	150,000	$14.50
Each other named executive officer	45,000	14.50
Each director other than Mr. Nikolaus	8,500	14.50

Summary of the 2012 Compensation of Our Named Executive Officers

The compensation of our named executive officers in 2012 consisted of three principal elements:

•	a base salary paid in cash;

•	an incentive bonus paid in cash; and

•	long-term incentive compensation in the form of stock options.

We paid aggregate incentive bonuses of $625,500 to our named executive officers in 2012 compared to no incentive bonuses in 2011 when we incurred an underwriting loss. Our named executive officers also participate in our 401(k) plan to which we make contributions on a formula basis. Our named executive officers also receive the health and other insurance benefits we make available to all of our full-time employees.

2012 Total Direct Compensation of Our Named Executive Officers

Annual Compensation	Key Factors	Purpose	2012 Actions
Base Salary	Compensation committee reviews and recommends adjustments to base salary annually based on performance and prevailing salaries within our peer group	Provides fixed amount of cash on which named executive officers may rely	Cash increase for 2012 of an average of 10.5% to reflect salaries within our peer group
Annual Incentive Plan (Cash Incentive Award)

Compensation committee determines funding level on a formula basis

Chief executive officer recommends the allocation of the bonus pool among individual officers based on performance against key business priorities and performance of their respective business units

		Motivates named executive officers to achieve individual officers’ performance goals Reinforces pay for performance Focuses entire organization on achieving key business objectives	We paid bonuses for 2012 on a formula basis based on our underwriting profitability
Long-Term Incentive Compensation	Stock options that vest in three equal annual installments

Stock options support our growth, provide a link between the compensation of our named executive officers and our stock price and also serve as a retention device

Supports pay for performance because options have substantial value only if our stock price increases by a substantial amount over the exercise price of the option

Stock options granted in 2012 that are exercisable at $14.50 per share, vest in three equal annual installments and expire on December 20, 2022

We believe our 2012 compensation programs for our named executive officers reflect best practices, and we designed those programs to balance risk and reward in our overall business strategy. The description of our compensation programs emphasizes that we tie a significant percentage of the total compensation of our named executive officers directly to our underwriting results. In addition, the annual incentive bonus awards are based on our underwriting profitability, which causes our named executive officers to evaluate carefully the taking of excessive risk because a reduction in underwriting profitability would adversely affect the compensation of our named executive officers. Finally, our compensation programs for our named executive officers do not have the practical effect of providing guaranteed compensation to our named executive officers as the compensation of our named executive officers in 2011 demonstrates when we paid no bonuses because we incurred an underwriting loss in 2011.

We believe that the compensation programs we describe in this proxy statement establish that we have the appropriate programs to align effectively the interests of our named executive officers with the interests of our stockholders, and that our compensation programs constitute an incentive for the enhancement of our long-term value.

Evaluation of the Performance of Our Named Executive Officers in 2012 and the Compensation of Our Named Executive Officers for 2012

The compensation committee does not restrict its evaluation of the performance of our named executive officers to predetermined formulas or a limited set of criteria. The compensation committee considered our results of operations for 2012 in achieving the short-term and long-term objectives we describe below:

Objective:

•	Achieve underwriting results superior to the underwriting results of other property and casualty insurance companies on a long-term basis.

•

We believe we achieved this objective in 2012, because of the substantial improvement in our underwriting profitability we experienced in 2012. We have taken a number of steps to address the adverse weather issues that adversely impacted our underwriting profitability in 2011, including reinspection of properties, more stringent underwriting standards and increases in premium rates. Our statutory combined ratio for 2012 was 99.8% compared to the property and casualty industry combined ratio of 106.2% A.M. Best Company projects for 2012. We believe our underwriting results were favorable in light of a challenging underwriting environment.

Objective:

•	Achieve consistent revenue growth over a five-year period.

•

We believe we achieved this objective for the five years ended December 31, 2012 because our average compound rate of revenue growth for that period was 8.6% despite a soft insurance market and intense competition.

Objective:

•	Achieve book value growth over a five-year period.

•	We believe we achieved this objective for the five years ended December 31, 2012 because our compound rate of book value growth for that period was 2.6%.

The compensation committee believes that each component of our executive compensation is consistent with our overall compensation philosophy of “results-based pay.” We have designed the components of our executive compensation to complement each other and to reward the achievement of our short-term and long-term business objectives. The compensation committee recognizes the fulfillment of our objectives by our individual executive officers through adjusting base salary, by awarding cash bonuses and by granting stock options.

The compensation of our chief executive officer is higher than the compensation of our other named executive officers because of our chief executive officer’s breadth of executive and operating responsibilities for the Donegal Insurance Group. The relationship between the compensation of our chief executive officer and the compensation of our other named executive officers also reflects the fact that we do not have a separate chief operating officer. In addition to the individual fulfillment by an individual named executive officer of such officer’s duties and responsibilities, the compensation committee also considers teamwork, development, time in position, expenses and internal equity among our named executive officers and their ability to collaborate and communicate effectively with our other executive officers.

On an overall basis, our compensation committee believes that our named executive officers achieved the targets our board of directors established for our named executive officers at the start of 2012 as set forth in our management-prepared business plan for 2012.

We believe the specific compensation decisions we made for each of our named executive officers in 2012 appropriately reflect our financial and operational performance in 2012. Our compensation committee also evaluates the achievement by our named executive officers of our other corporate objectives, and the contribution of each of our named executive officers to those achievements in each such officer’s primary area of responsibility.

Employment and Change of Control Agreements

Employment Agreement with Mr. Nikolaus

The employment and change of control agreement, or employment agreement, Donegal Mutual and we have with Mr. Nikolaus provides for an initial term of five years. On each anniversary date of the execution of the employment agreement, the term automatically extends for an additional one-year period, so that on each extension date the employment agreement will have a remaining term of five years unless either Mr. Nikolaus or our board of directors provides not less than six months advance notice that the automatic extension will terminate as of the next succeeding anniversary of the effective date.

A summary of the other principal terms of our employment agreement with Mr. Nikolaus is as follows:

•

Mr. Nikolaus has the right to receive an annual base salary of (a) $575,000 or (b) such greater amount, if any, as our compensation committee and the compensation committee of Donegal Mutual jointly recommend and as their boards of directors approve from time to time.

•	Mr. Nikolaus has the right to participate in our annual executive incentive bonus plan and the benefit plans in which all of our other executive officers participate.

•

Subject to any required stockholder approval, Mr. Nikolaus has the right to receive an annual grant of non-qualified stock options to purchase not less than 150,000 shares of our Class A common stock at a price per share equal to the closing price of our Class A common stock on the date of each annual grant. Each option vests in three equal installments on the nine-month and the second and third anniversaries of the grant date and remains exercisable for a term of ten years from the date of grant. In 2012, we granted Mr. Nikolaus an option, subject to the foregoing terms, to purchase 150,000 shares of our Class A common stock at an exercise price of $14.50 per share. The closing price of our Class A common stock on the date of that grant was $14.48 per share.

•	The employment agreement includes customary provisions relating to vacations, illness, death, indemnification, confidentiality and non-competition.

•

The employment agreement includes certain rights to terminate the agreement and, upon the occurrence of certain events, such as a change of control, the right to receive severance payments as set forth in the employment agreement.

Consulting Agreement with Mr. Nikolaus

Upon Mr. Nikolaus’ retirement or termination of his employment under the employment agreement for other than cause, his death, his permanent disability or his termination of the employment agreement for good reason, as the employment agreement defines each of those terms, the term of the consulting agreement Donegal Mutual and we have with Mr. Nikolaus will commence and continue for a period of five years from its date of commencement.

A summary of the principal terms of the consulting agreement with Mr. Nikolaus is as follows:

•

Donegal Mutual and we will retain Mr. Nikolaus to provide consulting services to us and our respective boards of directors in connection with our general operations, our merger and acquisition activities, participation in meetings and other activities of the Insurance Federation of Pennsylvania and such other projects and assignments as to which Mr. Nikolaus, Donegal Mutual and we mutually agree from time to time.

•	Mr. Nikolaus’ status under the consulting agreement will be that of an employee of Donegal Mutual and DGI.

•

The consulting agreement provides that Mr. Nikolaus will receive all benefits we provide to our senior executive officers and such benefits as became fully vested while Mr. Nikolaus served as our chief executive officer pursuant to his employment agreement with Donegal Mutual and us.

•

Under the consulting agreement, we will pay Mr. Nikolaus annual compensation in an amount equal to 50% of his base salary, as defined in his employment agreement, for our last completed fiscal year before the year in which the consulting agreement becomes effective, but in no event less than $600,000 per year, plus such discretionary incentive payments as our respective boards of directors may jointly authorize from time to time.

•	The consulting agreement includes customary provisions relating to vacations, illness, death, indemnification, confidentiality and non-competition.

•

The consulting agreement includes certain rights for either Mr. Nikolaus or us to terminate the consulting agreement and for Mr. Nikolaus to receive certain payments upon such termination, as set forth in the consulting agreement.

Employment and Change of Control Agreements with Our Named Executive Officers Other Than Mr. Nikolaus

The respective employment agreements among Donegal Mutual, us and Messrs. Burke, Greenya, Miller, Shenk and Wagner, who collectively constitute our other named executive officers, contain provisions similar to those included in the employment agreement among Mr. Nikolaus, Donegal Mutual and us, except as follows:

•

The initial term of the employment agreements is three years; however, such term automatically extends on each anniversary of the effective date of the employment agreements for an additional one-year period, so that, on each anniversary date of the effective date of the employment agreement of each named executive officer, each employment agreement will have a remaining term of three years unless either the named executive officer or the respective boards of directors of Donegal Mutual or us provide not less than 90 days advance notice that the automatic extension will terminate upon the next succeeding extension date of the employment agreement.

•	We have agreed to pay each of these named executive officers an annual base salary as follows:

(a)	the amount of:

•	Mr. Burke, $195,000;

•	Mr. Greenya, $195,000;

•	Mr. Miller, $217,000;

•	Mr. Shenk, $241,000; and

•	Mr. Wagner, $195,000;

or

(b)	such greater amount, if any, as the compensation committees of Donegal Mutual and us recommend and our board of directors and the board of directors of Donegal Mutual each respectively approve from time to time.

•	The employment agreements provide customary provisions relating to vacations, illness, death, indemnification and confidentiality.

•

The employment agreements include certain rights to terminate the agreements and, upon the occurrence of certain events such as a change of control, the right to receive severance payments, as the respective employment agreements provide.

Our Compensation Philosophy and Risk Management Considerations

Our compensation committee, meeting separately and on occasion jointly with the compensation committee of Donegal Mutual, oversees our compensation and benefit plans and policies. The oversight by the compensation committees of our compensation process includes reviewing and recommending for approval by our board of directors equity-based incentive awards to our executive officers and all other compensation decisions relating to our executive officers.

The compensation committee determined that the primary objectives of our compensation programs for our executive officers are to:

•	Attract and retain talented and dedicated executive officers who contribute to our growth, development and profitability and encourage their retention.

•

We believe we achieved this objective because we have employed three of our six named executive officers we include in our summary compensation table continuously for the entire 27-year period we have been in existence, and we have employed our other three named executive officers for 25, 19 and 12 years, respectively.

•	Motivate our executive officers to achieve our strategic business objectives and reward them upon their achievement of those objectives.

•

We believe we achieved this objective through the compound rate of growth in our total revenues, which was 8.6% for the five years ended December 31, 2012, and through the compound rate of growth in our book value, which was 2.6% for the five years ended December 31, 2012.

•	Provide long-term compensation to our executive officers that rewards them for sustained financial and operating performance and leadership excellence.

•

We changed our stock option program in 2011 based upon the advice of Towers Watson. We believe our stock option grants as currently structured reward our executive officers for sustained financial and operating leadership and performance.

To achieve the above objectives, we compensate our executive officers through a combination of base salary, annual cash bonuses, principally based on our underwriting results, and long-term equity compensation in the form of stock options.

The compensation committee believes that our underwriting results-based bonus plan and our performance-based equity ownership programs create incentives that have been designed to result in the creation of long-term stockholder value as well as creating incentives for our executive officers to remain with us for the long-term. We have designed the following elements of our compensation programs to promote the creation of long-term stockholder value without creating conditions that could lead to the taking of excessive risk:

•

The financial measures we use to determine the bonuses of our executive officers are metrics the compensation committee believes promote long-term stockholder value. These measures include our underwriting profitability, our return on equity and our growth in net written premiums. The compensation committee sets limits on these bonus payments that encourage success without encouraging excessive risk-taking or short-term results.

•

We grant stock options that are exercisable for ten years from the date of grant at an exercise price that approximates but is not less than the closing price of our Class A common stock on the day before the date of grant. Our compensation committee believes such stock options encourage our executive officers to attain sustained long-term performance.

•	Our stock option plans authorize us to grant options to purchase shares of our Class A common stock to our employees, officers and directors.

•

We do not reduce the exercise price of stock options if the price of our Class A common stock subsequently declines below the exercise price unless we first obtain stockholder approval. However, we do adjust the exercise price of previously granted stock options to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events as the applicable stock option plan permits.

At our 2011 annual meeting of stockholders, our stockholders voted to submit the compensation of our named executive officers to a non-binding vote of our stockholders once every three years. Our stockholders approved those compensation arrangements at our 2011 annual meeting of stockholders by a total of 6,048,225 votes FOR and 536,355 votes AGAINST. We will next submit the compensation of our named executive officers to a non-binding stockholder vote at our 2014 annual meeting of stockholders.

Our Compensation Process

In assessing the performance of our named executive officers in light of the objectives our board of directors establishes, the compensation committee reviews specific achievements associated with each named executive officer’s attainment of those objectives, the degree of difficulty in achieving those objectives and the extent to which significant unforeseen obstacles or favorable circumstances affected their performance. As part of its oversight of the compensation of our named executive officers, the compensation committee recommended the following compensation adjustments for 2012 for our named executive officers:

•

increases in the base salaries of our named executive officers for 2012 that averaged 10.5%, which our compensation committee considered reasonable based on publicly available information from companies we informally consider our peer group (EMC Insurance Group, State Auto Financial Corporation and Selective Insurance Group) and our underwriting results for 2012, which improved significantly compared to 2011.

Limitations on the Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally does not allow us to deduct annual compensation we pay to any of our named executive officers that is in excess of $1 million for federal income tax purposes. However, compensation paid pursuant to a performance-based plan is generally not subject to the Section 162(m) limitation.

Although the compensation committee is aware of the Section 162(m) limitation, our compensation committee believes that it is equally important to maintain flexibility and the competitive effectiveness of the compensation of our named executive officers. The compensation committee may, therefore, from time to time, authorize compensation agreements or plans that would not be deductible for federal income tax purposes if the compensation committee believes it is in our best interests and in the best interests of our stockholders to do so.

Our Cash Incentive Bonus Plan

For a number of years, we have had a cash incentive bonus plan for our officers, including our named executive officers. We determine the amount, if any, available for the award of these bonuses pursuant to a formula that we base on our annual underwriting income and other financial results of the Donegal Insurance Group. The formula operates as follows:

•	We first determine the base underwriting income, if any, that the Donegal Insurance Group realized for the year;

•

We then adjust that base underwriting income, if any, by adding back the amount the Donegal Insurance Group accrued during the year for bonuses to our officers, and make a formula-based adjustment to limit the impact of any catastrophe losses and guaranty fund assessments on the base underwriting income, if any, the Donegal Insurance Group experienced for the year;

•	We then adjust the amount so determined based on variable percentages of the growth in net written premium of the Donegal Insurance Group for the year as specified in our bonus plan;

•	We then multiply the amount so determined by a percentage that is based on the return on equity of the Donegal Insurance Group for the year;

•	We then multiply the amount so determined by a predetermined factor, and the resulting amount constitutes the executive incentive compensation pool for the applicable year;

•	If the surplus of the Donegal Insurance Group for the year is below the amount our bonus plan specifies, we reduce the executive incentive compensation pool by 50%; and

•	Our compensation committee then allocates that executive incentive compensation pool among our officers, including our named executive officers, on a discretionary basis.

Other Aspects of Our Compensation Philosophy

Other Benefits

We provide our named executive officers with the same employee benefits that all of our other employees receive under our broad-based benefit plans. These plans provide for health benefits, life insurance and other customary welfare benefits.

Perquisites

We do not provide our named executive officers with any retirement or welfare plan benefits that we do not provide to all of our other employees.

Summary Compensation Table

The following table shows the compensation we paid during 2010, 2011 and 2012 for services rendered in all capacities to our chief executive officer, our chief financial officer and our four other most highly compensated executive officers. We refer to these officers, whom we name in the table below, as our named executive officers. During 2011, we entered into employment agreements with all of our executive officers, including our named executive officers. We do not provide any of our named executive officers with restricted stock awards, non-equity incentive plan compensation, deferred compensation or pension benefits with the exception of two of our named executive officers who receive an annual restricted stock award as part of their compensation as members of our board of directors and the Donegal Mutual board of directors.

Based on the compensation we paid to our named executive officers in 2012, their salaries accounted for 48.8% of their total compensation in 2012 and performance-based bonus accounted for 17.1% of their total compensation in 2012.

Name and Principal Position	Year	Salary($)	Bonus($)(1)	Stock Awards at Grant Date Fair Value ($)	Option Awards at Grant Date Fair Value ($)(2)	All Other Compen- sation ($)(3)	Total ($)

Donald H. Nikolaus, Chairman and Chief Executive Officer	2012 2011 2010	650,000 575,000 565,000	297,500 — —	5,664 4,404 4,833	427,500 380,000 220,500	66,133 61,161 50,439	1,446,797 1,020,565 840,772

Kevin G. Burke, Senior Vice President	2012 2011 2010	215,000 195,000 190,000	65,000 — —	— — —	128,250 142,500 63,000	12,076 11,718 11,661	420,326 349,218 264,661

Cyril J. Greenya, Senior Vice President and Chief Underwriting Officer	2012 2011 2010	215,000 195,000 190,000	65,000 — —	5,664 4,404 4,833	128,250 142,500 63,000	56,592 51,910 45,772	470,506 393,814 303,605

Jeffrey D. Miller, Senior Vice President and Chief Financial Officer	2012 2011 2010	245,000 217,000 207,000	68,000 — —	— — —	128,250 142,500 69,300	12,199 11,737 11,711	453,449 371,237 288,011

Robert G. Shenk, Senior Vice President, Claims	2012 2011 2010	248,000 241,000 236,000	65,000 — —	— — —	128,250 142,500 63,000	13,791 13,387 13,362	455,041 396,887 312,362

Daniel J. Wagner, Senior Vice President and Treasurer	2012 2011 2010	215,000 195,000 190,000	65,000 — —	— — —	128,250 142,500 63,000	12,465 12,068 12,002	420,715 349,568 265,002

(1)	Our executive officers are eligible to participate in a cash incentive bonus plan, although we did not pay any bonuses in 2010 or 2011 because of our underwriting results. We refer you to “Executive Compensation – Our Cash Incentive Plan.”

(2)	We show the option awards at an estimated grant date fair value, which we calculated by using an option pricing model. Further, the options are subject to a vesting schedule, and the estimated value obtained from the option pricing model does not represent actual value based upon trading prices of our Class A common stock at the grant date. See Note 14 to our consolidated financial statements included in our 2012 annual report to stockholders for information on the accounting treatment and calculation of the grant date fair value of these stock options.

(3)	In the case of Mr. Nikolaus, the total shown includes directors and committee meeting fees of $45,500 and a matching 401(k) plan contribution of $12,228 paid during 2012. In the case of Messrs. Burke, Shenk, Miller and Wagner, the total shown includes a matching 401(k) plan contribution of $11,347, $11,360, $11,362 and $11,347, respectively, paid during 2012. In the case of Mr. Greenya, the total shown includes directors fees of $41,500 and a matching 401(k) plan contribution of $11,347 paid during 2012.

Grants of Plan-Based Awards

During 2012, we granted non-qualified options to purchase shares of our Class A common stock at an exercise price of $14.50 per share to our named executive officers as set forth in the table below. As of the close of business on the date on which we granted the options, the closing market price of our Class A common stock was $14.48.

Name	Grant Date	Number of Shares Subject to Option	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Option Awards ($)
Donald H. Nikolaus	12/20/12	150,000	14.50	427,500
Kevin G. Burke	12/20/12	45,000	14.50	128,250
Cyril J. Greenya	12/20/12	45,000	14.50	128,250
Jeffrey D. Miller	12/20/12	45,000	14.50	128,250
Robert G. Shenk	12/20/12	45,000	14.50	128,250
Daniel J. Wagner	12/20/12	45,000	14.50	128,250

Stock Incentive Plans

We have an equity incentive plan for our employees and an equity incentive plan for our directors. Under these plans, our board of directors, upon the recommendation of its compensation committee, may grant options to purchase our Class A common stock and, in the case of our directors, restricted stock awards as well as stock options. Grants under the plans can take the form of incentive stock options, non-qualified stock options, stock units and other stock-based awards. With the exception of an annual fixed restricted stock award we issue to our directors, all of our incentive compensation grants have been stock options. The purpose of the plans is to provide long-term incentive awards to our employees and directors as a means to attract, motivate, retain and reward talented and experienced persons.

At December 31, 2012, we had reserved 33,236 shares of our Class A common stock for future grants under our 2011 equity incentive plan for employees and 7,700 shares of our Class A common stock for future grants under our 2011 equity incentive plan for directors. If shares reserved for issuance upon the exercise of an option are not issued for any reason, we may again grant options to purchase those shares. Because the amount of shares remaining for future stock options under our 2011 equity incentive plan for employees and our 2011 equity incentive plan for directors is insufficient to continue these plans in 2013, we have proposed approval of a 2013 equity incentive plan for employees and the approval of a 2013 equity incentive plan for directors at our 2013 annual meeting of stockholders. See Proposal 3 and Proposal 4 in this proxy statement.

If the number and kind of shares available for grants and options under our plans and the exercise price of outstanding options were to change by reason of a merger, consolidation, reorganization, stock split, stock dividend or other event affecting the number of outstanding shares of our Class A common stock, the plans provide for an automatic adjustment in the kinds of shares and the price per share to reflect any increase or decrease in the number of, change in kind of or change in value of shares to preclude the enlargement or dilution of rights and benefits under the plans. Unless otherwise provided in individual option or employment agreements, unvested options do not automatically accelerate in the event of a business combination or in the event of the sale of all or substantially all of our assets.

Our board of directors, upon the recommendation of its compensation committee, has:

•

the authority to determine the persons eligible to receive an option grant, the number of shares subject to each option, the exercise price of each option, the vesting schedule, the circumstances in which the vesting of options may accelerate and any extension of the period for exercise; and

•	the authority to determine any matter relating to options granted under our stock incentive plans.

Our board of directors has the authority to suspend, amend or terminate our stock incentive plans, except as would adversely affect the rights of persons holding outstanding awards without the consent of such persons.

Outstanding Equity Awards at December 31, 2012

The following table summarizes the outstanding equity awards our named executive officers held at December 31, 2012:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	(#) Exercisable	(#) Unexercisable
Donald H. Nikolaus	175,000 116,667 66,667 —	— 58,333 133,333 150,000	17.50 14.00 12.50 14.50	7/17/2013 7/15/2015 7/27/2021 12/20/2022	400	5,616
Kevin G. Burke	40,000 33,333 25,000 —	— 16,667 50,000 45,000	17.50 14.00 12.50 14.50	7/17/2013 7/15/2015 7/27/2021 12/20/2022	—	—
Cyril J. Greenya	40,000 33,333 25,000 —	— 16,667 50,000 45,000	17.50 14.00 12.50 14.50	7/17/2013 7/15/2015 7/27/2021 12/20/2022	400	5,616
Jeffrey D. Miller	45,000 36,667 25,000 —	— 18,333 50,000 45,000	17.50 14.00 12.50 14.50	7/17/2013 7/15/2015 7/27/2021 12/20/2022	—	—
Robert G. Shenk	40,000 33,333 25,000 —	— 16,667 50,000 45,000	17.50 14.00 12.50 14.50	7/17/2013 7/15/2015 7/27/2021 12/20/2022	—	—
Daniel J. Wagner	40,000 33,333 25,000 —	— 16,667 50,000 45,000	17.50 14.00 12.50 14.50	7/17/2013 7/15/2015 7/27/2021 12/20/2022	—	—

Option Exercises and Stock Vested

The following table summarizes stock options exercised by our named executive officers and, in the case of our named executive officers who are also directors, restricted stock awards vested, during 2012:

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Donald H. Nikolaus	—	—	400	5,616
Kevin G. Burke	—	—	—	—
Cyril J. Greenya	—	—	400	5,616
Jeffrey D. Miller	—	—	—	—
Robert G. Shenk	—	—	—	—
Daniel J. Wagner	—	—	—	—

(1)	Value realized is based upon the closing price of our Class A common stock on NASDAQ on the date of exercise or vesting minus the exercise price of the option awards.

Pension Benefits

None of our named executive officers participated in or had an account balance in qualified or non-qualified defined benefit plans that we sponsored in 2011 or 2012, and we contemplate none for 2013.

Non-Qualified Deferred Compensation

None of our named executive officers participated in or had account balances in non-qualified deferred compensation plans or other deferred compensation plans that we maintained in 2010, 2011 or 2012, and we contemplate none for 2013.

Limitation of Liability and Indemnification

Our certificate of incorporation includes a provision that limits, to the maximum extent Delaware law permits, the liability of our directors and officers to us and to our stockholders for money damages except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment as being material to the cause of action.

This limitation does not, however, apply to violations of the federal securities laws, nor does it limit the availability of non-monetary relief in any action or proceeding.

Our certificate of incorporation and by-laws obligate us, to the maximum extent Delaware law permits, to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened or pending action, suit or proceeding by reason of the fact that such person is or was one of our directors or officers, or, while one of our directors or officers, is or was serving, at our request, as a director or officer of another entity. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to our officers and directors pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in such laws and is unenforceable.

In addition, our certificate of incorporation and by-laws permit us, at our expense, to purchase and maintain insurance to protect us and any of our or our subsidiaries’ directors, officers or employees against any liability of any character asserted against or incurred by us or any such director, officer or employee or arising out of any such person’s corporate status, whether or not we would have the power to indemnify such person against such liability under Delaware law. We also maintain and intend to continue to maintain directors’ and officers’ liability insurance.

Report of the Compensation Committees of Donegal Mutual and DGI

The compensation committee of our board of directors held a joint meeting with the compensation committee of the board of directors of Donegal Mutual. The compensation committees reviewed and discussed the compensation discussion and analysis that appears under the caption “Executive Compensation Discussion and Analysis.”

Based on the review and discussion by our compensation committee with management and the joint meeting with the members of our compensation committee of Donegal Mutual, the members of our compensation committee then held a separate meeting at which our compensation committee reviewed our success in meeting our corporate objectives for 2012. Our compensation committee then reviewed the individual performance of our named executive officers. Our compensation committee then recommended to our board of directors that our board of directors approve the inclusion of the compensation discussion and analysis set forth in this proxy statement under the caption “Executive Compensation Discussion and Analysis” for filing with the SEC and the incorporation by reference of such compensation discussion and analysis in our annual report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

March 12, 2013	MEMBERS OF THE COMPENSATION COMMITTEES OF DONEGAL GROUP INC. AND DONEGAL MUTUAL INSURANCE COMPANY

Scott A. Berlucchi Philip H. Glatfelter, II Jack L. Hess John J. Lyons R. Richard Sherbahn Richard D. Wampler, II

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans:

Plan category	Number of securities (by class) to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities (by class) remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by securityholders	6,700,825	(Class A)	$14.27	(Class A)	40,936	(Class A)
Equity compensation plans not approved by securityholders	—		—		—

Total	6,700,825		$14.27		40,936

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The DGCL, the PHCA and our by-laws govern the election of our directors by our stockholders. Because Donegal Mutual has owned more than a majority of the aggregate voting power of our outstanding shares of common stock since our inception, Donegal Mutual has had the ability to control the election of all of our directors. Since 1986, our board of directors has reviewed our relationship with Donegal Mutual on an annual basis. Our board of directors conducted the most recent such review during November and December 2012. As a result of that review, on December 20, 2012, our board of directors concluded unanimously that the continuation of our historical relationship with Donegal Mutual is in our best interests and the best interests of our stockholders.

The following discussion summarizes our corporate governance provisions and describes the process the nominating committee of our board of directors follows in connection with the nomination of candidates for election as directors by our stockholders.

Nominations

Our by-laws provide that:

•

our board of directors shall annually appoint a nominating committee that consists of not less than two directors who are not officers or employees of Donegal Mutual or us and who do not own beneficially 10% or more of our Class A common stock or our Class B common stock; and

•

our nominating committee shall, prior to each annual meeting of stockholders, determine and nominate candidates for election as directors to succeed the class of directors whose terms of office will expire upon the election of directors of that class at that year’s annual meeting of stockholders by our stockholders and their taking of office.

In accordance with our by-laws, on April 19, 2012, our board of directors appointed a nominating committee consisting of R. Richard Sherbahn and Philip H. Glatfelter, II. Neither Mr. Sherbahn nor Mr. Glatfelter is an officer or employee of Donegal Mutual or us or a beneficial owner of a 10% or greater interest in our Class A common stock or in our Class B common stock.

Our Nominating Procedures

Any DGI stockholder may nominate candidates for election as director at any annual meeting of our stockholders provided they comply with the advance notice provisions and other applicable provisions of our by-laws. We describe those procedures under “Stockholder Proposals” in this proxy statement. The nominating committee may also consider candidates our management proposes. We do not use executive search firms to identify director candidates.

With the exception of applicable regulations of the SEC, the listing application standards of NASDAQ and the PHCA, the nominating committee does not have any specific, minimum qualifications for the nomination of a candidate for election as one of our directors. The nominating committee may take into account such factors as it deems appropriate. These factors include the judgment, skill, diversity and business experience of the candidate, the interplay of the candidate’s experience with the experience of the other members of our board of directors and the extent to which the candidate would contribute to the overall effectiveness and experience of our board of directors.

The nominating committee and our board of directors considers, at a minimum, the following factors in identifying and evaluating potential new director candidates, including any stockholder nominee, or the continued service of our current directors:

•	The professional experience of a candidate for election as a director. A candidate should have a record of accomplishments and have recognized achievements in the candidate’s field of employment.

•	Whether the candidate serves as a member of Donegal Mutual’s board of directors.

•	The education, expertise and experience of the candidate, and the candidate’s ability to offer advice and guidance to our chief executive officer based on that candidate’s expertise and experience.

•

A candidate should possess high personal and professional ethics, integrity and values, as well as a demonstrated record of cooperative interaction with the board of directors and senior management of other companies for which the candidate serves as a director.

•	A candidate should be inquisitive and objective, have the ability to exercise practical and sound business judgment and have an independent mind.

•	A candidate should be willing to devote sufficient time and effort to carrying out effectively his or her duties and responsibilities of one of our directors.

•	A candidate should have maintained his or her principal position for not less than five years during which the candidate has demonstrated the candidate’s ability to work effectively with others.

•	We seek qualified candidates who, taken together, represent a diversity of skills, backgrounds and experience, including ethnic background, gender and professional experience.

•	The nominating committee assesses the areas of expertise and functional skills that would assist us in rounding out the existing collective strengths of our board of directors.

Since our formation in 1986, and because Donegal Mutual has had a greater than majority voting control of us since our inception in 1986, a majority of our board of directors has always included that number of directors who also serve as members of the board of directors of Donegal Mutual as constitutes a majority of our board of directors. The Donegal Mutual representation on our board of directors has ranged from six of eight directors in 1986 to six of 11 directors in 2012. The number of Donegal Mutual board members who also serve as our directors will remain at six of 11 directors following our 2013 annual meeting of stockholders assuming our board of directors’ nominees for election as Class C directors receive a plurality of the votes cast at our 2013 annual meeting of stockholders. It is our intent and the intent of Donegal Mutual to maintain that number of Donegal Mutual directors on our board of directors as constitutes a majority of our board of directors as long as Donegal Mutual continues to own more than a majority of the aggregate voting power of our two outstanding classes of common stock.

In nominating candidates for election as directors, the nominating committee takes into account the relative diversity of our policyholders and our stockholders. The nominating committee does not discriminate against any director candidate on the basis of race, color, religion, sex, national origin, age, ancestry or disability.

The Role of the Nominating Committee of our Board of Directors

The nominating committee met on February 12, 2013 to evaluate the performance and qualifications of the three Class C members of our board of directors whose terms will expire upon the election of their successors at our 2013 annual meeting of stockholders and their taking of office. After considering the performance and qualifications of the three Class C members of our board of directors during the past three years, the nominating committee nominated two of the three incumbent Class C directors named below for reelection to a new term as Class C directors. Our nominating committee would have also nominated the third incumbent director, R. Richard Sherbahn, except for his notice to us that he did not wish to be nominated for re-election as one of our directors at our 2013 annual meeting of stockholders. On March 12, 2013, our board of directors met and accepted the report of the nominating committee and approved the nomination by the nominating committee of two incumbent Class C directors, John J. Lyons and S. Trezevant Moore, Jr., and Scott A. Berlucchi, currently a director of Donegal Mutual, as candidates for election as Class C directors at our 2013 annual meeting of stockholders.

Our Nominees for Election as Class C Directors

Our board of directors currently has 11 members and consists of four Class A directors, four Class B directors and three Class C directors. We elect each director of each class for a three-year term and until the director’s successor takes office. The current three-year terms of our Class A directors next expire at our 2014 annual meeting of stockholders and upon the election and taking of office of their successors and the current three-year terms of our Class B directors next expire at our 2015 annual meeting of stockholders and upon the election and taking of office of their successors.

We will elect three Class C directors at our 2013 annual meeting of stockholders. Unless you have marked your proxy card to the contrary, we have instructed the proxies named on your proxy card to vote for the election of the three nominees for Class C directors we name in this proxy statement.

If any of the named nominees for Class C director become unavailable for any reason, our board of directors will designate a substitute nominee. Our board of directors believes each nominee will be able to serve if elected. A majority of our board of directors may fill any vacancy that occurs in our board of directors for any reason until the expiration of the term of the class of directors in which the vacancy has occurred.

The names of our three nominees for election as Class C directors, and our Class A directors and our Class B directors who will continue in office after our 2013 annual meeting of stockholders until the expiration of their respective terms and the election and taking of office of their respective successors, together with certain information regarding them, are as follows:

Class C Directors

Name	Age	Director Since	Year Term Will Expire*
Scott A. Berlucchi	55	—	2016
John J. Lyons	73	2001	2016
S. Trezevant Moore, Jr.	59	2008	2016

*	If elected at our 2013 annual meeting of stockholders.

Our board of directors recommends you vote FOR the election of the three nominees for Class C directors we name above.

Our Class A Directors and Class B Directors Who Will Continue in Office After Our 2013 Annual Meeting of Stockholders

Class A Directors

Name	Age	Director Since	Year Term Will Expire
Robert S. Bolinger	76	1986	2014
Patricia A. Gilmartin	73	1986	2014
Philip H. Glatfelter, II	83	1986	2014
Jack L. Hess	65	2011	2014

Class B Directors

Name	Age	Director Since	Year Term Will Expire
Kevin M. Kraft, Sr.	60	2010	2015
Jon M. Mahan	43	2007	2015
Donald H. Nikolaus	70	1986	2015
Richard D. Wampler, II	71	2005	2015

Mr. Berlucchi has been president and chief executive officer of Auburn Memorial Hospital, Auburn, New York since 2007. From 2004 to 2007, Mr. Berlucchi was president and chief executive officer of Elk Regional Health System in St. Mary’s, Pennsylvania. During 2003 and 2004, Mr. Berlucchi was chief executive officer of Lancaster Urological Group. For eight years prior thereto, Mr. Berlucchi was president and chief executive officer of the Susquehanna Division of Lancaster General Hospital.

Mr. Bolinger retired in 2001 as chief executive officer of Susquehanna Bancshares, Inc., a position he held from 1982 to 2001. From 2000 to 2002, Mr. Bolinger served as chairman of the board of directors of Susquehanna Bancshares, Inc. We believe Mr. Bolinger’s experience as the chief executive officer of a major financial institution qualifies him to serve on our board of directors.

Mrs. Gilmartin was an employee of Associated Donegal Insurance Brokers from 1969 until her retirement in February 2013. That agency has no affiliation with us, except that Associated Donegal Insurance Brokers receives insurance commissions in the ordinary course of business from our insurance subsidiaries and Donegal Mutual in accordance with their standard commission schedules and agency contracts. Mrs. Gilmartin has been a Donegal Mutual director for 32 years and provides valuable input to maintain and enhance the relationships between Donegal Mutual and us and our respective insurance agents. Mrs. Gilmartin, who has been a registered insurance agent for over 50 years, helps provide us and our insurance subsidiaries with insight into the concerns of agents. We believe the long experience of Mrs. Gilmartin as an insurance agent and her long association as one of our directors qualifies her to serve on our board of directors.

Mr. Glatfelter, who has extensive banking experience, retired in 1989 as a vice president of Meridian Bank, a position he held for more than five years prior to his retirement. Mr. Glatfelter has been a director of Donegal Mutual for 30 years and has been instrumental in promoting the growth of Donegal Mutual and us. Mr. Glatfelter was vice chairman of the board of directors of Donegal Mutual from 1991 to 2001 and served as chairman of our board of directors from 2001 to April 2012 and chairman of the board of directors of Donegal Mutual since 2001. He also serves on the board of directors of UCB, our banking affiliate, and Conestoga Title Insurance Company, a subsidiary of Donegal Mutual. Mr. Glatfelter is also a director of a Lancaster County-based water utility and has served as a director and chairman of several community-based non-profit entities. We believe Mr. Glatfelter’s extensive experience with financial institutions and his long service on our board of directors qualifies him to continue to serve on our board of directors.

Mr. Hess has been a certified public accountant for more than 30 years. He became a partner in Hess & Hess, certified public accountants, in 1982 and was the managing partner of that firm from 1998 to 2010. Effective January 1, 2011, Hess & Hess merged with Bertz & Co. and operates under the name Bertz, Hess & Co., LLP. Mr. Hess has been a director of Donegal Mutual since 2009, a director of DGI since 2011 and a director of Conestoga Title Insurance Company, a subsidiary of Donegal Mutual, since 2006. Mr. Hess’ background brings significant auditing and tax expertise to our board of directors as well as experienced business management skills and significant standing in the Lancaster business community, which we believe qualifies Mr. Hess to serve as one of our directors.

Mr. Kraft has served as a director since December 2009. Mr. Kraft has been the chief executive officer of Clyde W. Kraft Funeral Home, Columbia, Pennsylvania since 1995. Mr. Kraft served as a director of Central

Savings and Loan Association in Columbia, Pennsylvania from 1980 to 1992. After Farmers First Bank acquired Central Savings and Loan Association, Mr. Kraft served as a member of the regional board of Farmers First Bank. Mr. Kraft currently serves on the board of directors of a Lancaster County-based water utility, Conestoga Title Insurance Company and UCB. Mr. Kraft is also registered as an insurance agent with the Commonwealth of Pennsylvania. Mr. Kraft has been a director of Donegal Mutual since 2003. We believe Mr. Kraft’s experience with financial institutions qualifies him to continue to serve as a member of our board of directors.

Mr. Lyons has been president of Keefe Ventures, LLC, a manager of private investment funds, since 2002. Mr. Lyons was also president and portfolio manager for investment funds affiliated with Keefe Managers, Inc. from 1999 until 2007. Mr. Lyons has significant experience in the turnaround of troubled financial institutions, serving as president and chief executive officer of Gateway-American Bank, Ft. Lauderdale, Florida; Regent National Bank, Philadelphia, Pennsylvania; Monarch Savings Bank, Clark, New Jersey and Jupiter-Tequesta National Bank, Tequesta, Florida, from 1990 to 1998. Mr. Lyons was vice chairman of the investment firm, Advest, Inc., Hartford, Connecticut, subsequent to that firm’s purchase of his bank consulting practice in 1989. Mr. Lyons began his banking career as an examiner for the Federal Deposit Insurance Corporation in 1961. Mr. Lyons currently manages a private equity fund, Keefe Ventures Fund, LP, which invests in community banking organizations. Mr. Lyons has been a director of UCB since the inception of its predecessor, Province, in 2001. The extensive investment banking and commercial banking experience of Mr. Lyons and his services as a senior executive officer of a major financial institution demonstrate his qualifications to serve on our board of directors.

Mr. Mahan has been a managing director in the Investment Banking Division of Stifel Nicolaus & Company, Incorporated, or Stifel Nicolaus, and, previously, Legg Mason Wood Walker, Incorporated, prior to the acquisition of the Legg Mason Capital Markets Division by Stifel Nicolaus on December 1, 2005. Mr. Mahan joined Legg Mason in 1996 and served as a principal from 2001 to 2004. Mr. Mahan specializes in corporate finance with a focus on mergers and acquisitions, and has experience with a variety of corporate transactions involving mergers and acquisitions. Mr. Mahan’s expertise benefits our analysis of acquisition opportunities and makes him a desirable member of our board of directors.

Mr. Moore has been serving as a managing director in the securities unit of The Royal Bank of Scotland since October 2012. From March 2010 until October 2012, Mr. Moore served as senior vice president, Strategic Investment Group, of The Federal Home Loan Mortgage Corporation. From May 2008 to November 2008, Mr. Moore served as a consultant to a medical malpractice insurance company. From November 2008 to March 2010, Mr. Moore served as a consultant to an interest rate risk management company. Prior thereto, Mr. Moore was president and chief executive officer of Luminent Mortgage Capital, Inc., or Luminent, from May 2007 to May 2008 and was president and chief operating officer of Luminent from March 2005 to May 2007. From 2000 to 2005, Mr. Moore was executive vice president, Capital Markets, of Radian Guaranty, Inc., or Radian. Prior to his service at Radian, Mr. Moore held several senior level positions in the mortgage industry, including at First Union National Bank from 1997 to 2000. We believe the experience of Mr. Moore in mortgage securities and financial businesses amply qualifies him to serve as a member of our board of directors.

Mr. Nikolaus has been president and chief executive officer of Donegal Mutual since 1981 and a director of Donegal Mutual since 1972. He has been our president and chief executive officer since 1986 and chairman of our board of directors since April 2012. Mr. Nikolaus also serves as the chairman of the board of directors of UCB and as chairman or president of each of our insurance subsidiaries as well as Conestoga Title Insurance Company. Prior to the formation of the predecessor to UCB, Mr. Nikolaus served as a director of several regional banks. Mr. Nikolaus has also served as chairman of the Insurance Federation of Pennsylvania. Mr. Nikolaus has been a partner in the law firm of Nikolaus & Hohenadel since 1972. Mr. Nikolaus also currently serves as an executive officer and director of several Lancaster County-based water utilities. The leadership and accomplishments of Mr. Nikolaus as our chief executive officer for over 25 years provides a strong foundation for the continuation of Mr. Nikolaus as a member of our board of directors.

Mr. Wampler is a certified public accountant and served as a principal of the accounting firm of Brown Schultz Sheridan & Fritz from 1998 to 2005. For 28 prior years, Mr. Wampler was a partner in the accounting firm of KPMG LLP. His practice focused on property and casualty insurance companies. Mr. Wampler is also a member of the subscribers advisory committee of the third largest medical professional liability insurer in Pennsylvania. We believe Mr. Wampler’s background and financial expertise qualifies Mr. Wampler to serve on our board of directors and assist us in our analysis of statutory accounting principles as well as generally accepted accounting principles and in analyzing and maintaining internal controls over financial reporting.

Six of our 11 current directors also serve as directors of Donegal Mutual with whom we have a variety of inter-company agreements providing for, among other things, the pooling of Atlantic States’ underwriting results with those of Donegal Mutual, reinsurance and expense-sharing. See “Stock Ownership – The Relationship of Donegal Mutual and DGI.” After the election of the nominees for Class C directors named in this proxy statement, six of our 11 directors will continue to serve as directors of Donegal Mutual. We believe our board membership appropriately represents our public stockholders, who collectively owned approximately one-third of the aggregate voting power of our Class A common stock and our Class B common stock at March 1, 2013, and Donegal Mutual, which owned approximately two-thirds of the aggregate voting power of our Class A common stock and our Class B common stock at March 1, 2013.

PROPOSAL 2 – AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF OUR CLASS A COMMON STOCK WE HAVE THE AUTHORITY TO ISSUE

Description of the Amendment

At our 2013 annual meeting of stockholders, we will ask the holders of our Class A common stock and the holders of our Class B common stock to consider and vote upon an amendment (the “Amendment”) to Article 4 of our certificate of incorporation. The Amendment, if approved by the requisite votes of our stockholders, would increase the number of shares of our Class A common stock we have the authority to issue from 30.0 million shares to 40.0 million shares.

If our stockholders approve the Amendment, we will promptly prepare and file an appropriate amendment to our certificate of incorporation that reflects the Amendment. The Amendment will become effective (the “Effective Date”) upon our filing the Amendment with the Secretary of State of the State of Delaware. Upon the Effective Date, our board of directors will thereafter have the power and authority to issue the newly authorized shares of our Class A common stock without soliciting further stockholder approval, except to the extent that applicable law or the NASDAQ rules applicable to a class of securities listed on the NASDAQ Global Select Market otherwise requires.

Reasons for the Amendment

Our certificate of incorporation currently authorizes us to issue 42.0 million shares consisting of:

•	30.0 million share of Class A common stock, par value $.01 per share;

•	10.0 million shares of Class B common stock, par value $.01 per share; and

•	2.0 million shares of series preferred stock, par value $.01 per share.

When we recapitalized in 2001 and created our Class A common stock and our Class B common stock and listed both classes of stock on the NASDAQ National Market System (now the NASDAQ Global Select Market), we agreed with NASDAQ that, with limited exceptions, we would not issue any additional shares of our Class B common stock because it had ten times the voting power of our Class A common stock.

Of the 30.0 million shares of Class A common stock our certificate of incorporation currently authorizes:

•	20.1 million shares of our Class A common stock are currently outstanding;

•	6.7 million shares of our Class A common stock are currently reserved for issuance upon the exercise of outstanding stock options; and

•	436,000 shares of our Class A common stock are currently reserved for issuance under our stock purchase plans.

We thus have 2.8 million authorized shares of our Class A common stock available for future issuance as our board of directors determines from time to time.

We propose increasing the number of shares of Class A common stock we have the authority to issue from 30.0 million shares to 40.0 million shares so that we will have a total of 12.8 million shares of our Class A common stock available for future issuance as our board of directors determines is appropriate from time to time. We would issue the additional authorized shares of Class A common stock for general corporate purposes, including financings to raise additional capital, strategic acquisitions and the grant of stock options to provide incentive compensation to our employees and to our directors. The additional authorized shares of Class A common stock would have rights and privileges identical to the shares of our Class A common stock that are currently outstanding.

Quorum and Votes Required to Approve the Amendment

A majority of the voting power of our outstanding shares of Class A common stock and a majority of the voting power of our outstanding shares of Class B common stock will constitute a quorum for the votes of the holders of our Class A common stock and the holders of our Class B common stock on the proposal to approve the Amendment to our certificate of incorporation. In addition, a quorum for the separate class vote by the holders of our Class A common stock to approve the Amendment is a majority of our outstanding shares of our Class A common stock.

The affirmative vote of the holders of:

(i) a majority of the voting power of the outstanding shares of our Class A common stock and the outstanding shares of our Class B common stock voting together as a single class; and

(ii) a majority of our outstanding shares of Class A common stock voting as a separate class,

is required for approval of the Amendment to our certificate of incorporation. Abstentions and broker non-votes will therefore count as a vote against the proposal to approve the Amendment.

Recommendation of Our Board of Directors

Our board of directors believes it is critical to our future financial flexibility that we have sufficient shares of our Class A common stock available for issuance in those instances where our board of directors believes it is prudent and beneficial to us to issue additional shares of our Class A common stock. Therefore, our board of directors recommends that all holders of our Class A common stock and all holders of our Class B common stock vote FOR the approval of the Amendment to our certificate of incorporation. If you do not vote or abstain on the proposal to amend our certificate of incorporation, your vote will be the equivalent of a vote against the approval of the proposal to approve the Amendment.

Certain Potential Disadvantages of the Amendment

An increase in the number of shares of our Class A common stock that we have the authority to issue could have the effect of making it more difficult to, or discouraging an attempt to, obtain control of us by means of a takeover bid that our board of directors determines is not in our best interests or in the best interests of our stockholders. However, our board of directors does not view the proposed increase in the number of shares of our Class A common stock we have the authority to issue as an anti-takeover measure. Our board of directors did not propose the Amendment in response to any attempt or plan to obtain control of DGI.

Description of Our Class A Common Stock and Our Class B Common Stock

The following summary is a materially complete statement of the rights, preferences and limitations of our Class A common stock and our Class B common stock; however, you should read the following summary in conjunction with Appendix A to this proxy statement. Appendix A sets forth the complete text of Article 4 as it will read if our stockholders approve the Amendment by the requisite votes. The following summary is qualified in its entirety by reference to Appendix A.

Voting

The holders of shares of our Class A common stock have the right to one-tenth of one vote per share held on any matter we submit to a vote of our stockholders, and the holders of shares of our Class B common stock have the right to one vote per share held on any matter we submit to a vote of our stockholders. Except as the DGCL or our certificate of incorporation otherwise requires, the holders of our Class A common stock and the holders of our Class B common stock vote together as a single class on all matters we submit to a vote of our stockholders.

Under our certificate of incorporation and the DGCL, at any election of directors, those nominees for election as directors who receive the highest number of votes cast for the number of directors to be elected are the nominees who will be elected as directors. Our certificate of incorporation does not permit cumulative voting in the election of directors. Therefore, Donegal Mutual, as the holder of approximately 66% of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock, has the power to control the election of all of the members of our board of directors, and the holders of all other outstanding shares of our Class A common stock and the holders of all other outstanding shares of our Class B common stock do not have sufficient voting power by themselves to elect of any of our directors.

Furthermore, under our certificate of incorporation, and the DGCL, only the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of our Class A common stock and the holders of the outstanding shares of our Class B common stock, voting as a single class, is required to amend our certificate of incorporation, to authorize additional shares of our capital stock of any class, to approve any merger or consolidation of us with or into any other corporation or the sale of all or substantially all of our assets or to approve our dissolution. In addition, as the DGCL permits, our certificate of incorporation provides that we may increase the number of authorized shares of our Class A common stock or the number of authorized shares of our Class B common stock, but we may not reduce the number of authorized shares of our Class A common stock or the number of authorized shares of our Class B common stock below the number of shares of each class then outstanding, by the affirmative vote of a majority of the holders of the aggregate voting power of the outstanding shares of our Class A common stock and the outstanding shares of our Class B common stock voting as a single class.

However, the DGCL provides that the holders of our Class A common stock and the holders of our Class B common stock have the right to vote as a separate class on any proposal to increase or decrease the amount of authorized shares of that class of our common stock, to change the par value of any such class or to alter or change the rights, preferences and limitations of any such class in a way that would affect adversely the rights of such class. For that reason, one of the conditions precedent to the effectiveness of the Amendment is the affirmative vote of a majority of our outstanding shares of Class A common stock voting as a separate class.

Dividends and Distributions

Each share of our Class A common stock outstanding at the time of the declaration of any dividend or other distribution payable in cash upon our outstanding shares of Class B common stock is entitled to a dividend or other distribution payable at the same time and to stockholders of record on the same date in an amount at least 10% greater than any dividend or other distribution declared upon our outstanding shares of Class B common stock.

Each outstanding share of our Class A common stock and each outstanding share of our Class B common stock is equal in respect to the right to receive such dividends or other distributions payable in shares of our capital stock provided that such dividends or other distributions may be made as follows:

•	in shares of our Class A common stock to the holders of shares of our Class A common stock and in shares of our Class B common stock to the holders of our Class B common stock;

•	in shares of our Class A common stock to the holders of shares of our Class A common stock and in shares of our Class A common stock to the holders of shares of our Class B common stock; or

•	in any other authorized class or series of capital stock to the holders of shares of our Class A common stock and to the holders of shares of our Class B common stock.

On February 15, 2013, the date of our most recent dividend to the holders of our Class A common stock and to the holders of our Class B common stock, we paid dividends to our stockholders of record as of the close of business on February 1, 2013 at the quarterly rate of $.1225 per outstanding share of our Class A common stock and at the quarterly rate of $.11 per outstanding share of our Class B common stock.

The current policy of our board of directors is to declare and pay dividends on a quarterly basis. The payment of future dividends is at the discretion of our board of directors and depends on many factors, including our earnings, our financial position, our capital requirements and the capital requirements of our insurance subsidiaries as well as other factors. As an insurance holding company, our principal source of cash for the payment of dividends to our stockholders is dividends from our insurance subsidiaries. Our insurance subsidiaries are subject to state insurance laws that regulate their ability to pay dividends. Our insurance subsidiaries paid $7.0 million in dividends to us in 2012. At December 31, 2012, our insurance subsidiaries could together pay us a total of $29.2 million in dividends without seeking the prior approval of state insurance regulatory authorities.

Our Dividend Reinvestment and Stock Purchase Plan (our “Dividend Reinvestment Plan”) permits the holders of our Class A common stock and the holders of our Class B common stock to reinvest their dividends in shares of our Class A common stock and to make voluntary purchases of our Class A common stock at prevailing market prices. We offer shares of our Class A common stock pursuant to our Dividend Reinvestment Plan only by means of a prospectus complying with the requirements of the Securities Act of 1933. This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of our Class A common stock. Stockholders interested in receiving a copy of our Dividend Reinvestment Plan prospectus should contact Jeffrey D. Miller, our senior vice president and chief financial officer, at 1-800-877-0600 or e-mail Mr. Miller at jeffmiller@donegalgroup.com.

No redemption or sinking fund provisions apply to our Class A common stock or to our Class B common stock. Holders of our Class A common stock and holders of our Class B common stock are not subject to further calls or assessments by us.

Mergers and Consolidations

Each holder of our Class A common stock and each holder of our Class B common stock is entitled to receive the same per share consideration in the event we merge into or consolidate with another company.

Transferability; Trading Market

Shares of our Class A common stock and shares of our Class B common stock are freely transferable, unless held by a person who is a director of Donegal Mutual or of us, one of our executive officers or a person who owns 10% or more of the outstanding shares of our Class A common stock or 10% or more of the outstanding shares of our Class B common stock. Our Class A common stock and our Class B common stock both trade on the NASDAQ Global Select Market under the symbols DGICA and DGICB, respectively.

Change in Authorized Capital and Par Value

Our certificate of incorporation currently authorizes us to issue:

•	up to 2.0 million shares of our series preferred stock, of which no shares were outstanding as of March 1, 2013;

•

up to 30.0 million shares of our Class A common stock, of which 20.1 million shares were outstanding as of March 1, 2013 and 7.1 million additional shares were reserved for issuance upon the exercise of outstanding stock options and our stock purchase plans as of that date; and

•	up to 10.0 million shares of our Class B common stock, of which 5.6 million shares were outstanding as of March 1, 2013.

As we describe elsewhere in this proxy statement, if our stockholders approve the Amendment, we will have 12.8 million shares of our Class A common stock available for issuance on such terms as our board of directors considers appropriate in its discretion from time to time for any proper corporate purpose. These purposes include stock splits, stock dividends, acquisitions, stock option plans, funding of employee benefit plans and public and private equity offerings. We will not solicit further stockholder approval prior to the issuance of the authorized but unissued shares of our series preferred stock, our Class A common stock or our Class B common stock unless applicable laws and regulations would require such approval in a given instance.

Our board of directors believes that having the additional shares of Class A common stock the Amendment contemplates available for possible future financing and acquisition transactions and other general corporate purposes is desirable. Having such authorized shares of capital stock available for issuance in the future will provide us with greater flexibility and may allow such shares to be issued without the expense or delay of a special meeting of stockholders. We do not presently have any agreement, understanding, arrangement or plans that would result in the issuance of any of the additional shares of our Class A common stock to be authorized except pursuant to our employee stock purchase plans, our equity incentive plans for employees, our equity incentive plans for directors, our Agency Stock Purchase Plan and our Dividend Reinvestment Plan.

PROPOSAL 3

APPROVAL OF OUR 2013 EQUITY INCENTIVE PLAN FOR EMPLOYEES

Description of Our 2013 Equity Incentive Plan for Employees

Purpose

Our board of directors adopted our 2013 Equity Incentive Plan for Employees, or our 2013 Incentive Plan, on March 12, 2013, subject to stockholder approval of our 2013 Incentive Plan at our 2013 annual meeting of stockholders. The objective of our 2013 Incentive Plan is to provide an incentive to our employees to contribute to our growth, development and financial success as well as that of the member companies of the Donegal Insurance Group by continuing to align the interests of our employees with the interests of our stockholders.

Grants

Our 2013 Incentive Plan, if approved by the requisite vote of our stockholders at our 2013 annual meeting of stockholders, will permit the granting of options to purchase an aggregate of 4,500,000 shares of our Class A common stock, including options we intend will qualify as incentive stock options under Section 422 of the Code, and non-qualified stock options we do not intend will qualify under Section 422 of the Code. Although all of Donegal Mutual’s employees and all of the employees of our respective subsidiaries and affiliates are eligible to receive options under our 2013 Incentive Plan, the award of options to any particular employee is subject to the discretion of our board of directors and its compensation committee. We will target the grant of option awards to those officers and employees of the Donegal Insurance Group who are responsible for management and direction of its business. Our intent is to provide those officers and employees with the opportunity to participate in the growth we anticipate in the value of our Class A common stock.

Our board of directors may make the following types of grants under our 2013 Incentive Plan:

•	qualified and non-qualified stock options;

•	restricted stock awards; and

•	other stock-based awards based on, measured by or payable in shares of our Class A common stock.

Upon the approval of our 2013 Incentive Plan, we will no longer grant options under our 2011 Incentive Plan. The maximum number of shares of our Class A common stock for which we may grant options under our 2013 Incentive Plan may not exceed 4,500,000 shares. For administrative purposes, our board of directors will reserve shares for issuance when we grant options to purchase our Class A common stock under our 2013 Incentive Plan. If an option expires or terminates for any reason before it is fully vested or exercised, we may again make the number of shares subject to that option that the optionee has not purchased or that has not vested subject to another option under our 2013 Incentive Plan. We will make appropriate adjustments to outstanding options and to the number or kind of shares subject to our 2013 Incentive Plan in the event of a stock split, reverse stock split, stock dividend, share combination or reclassification and certain other types of corporate transactions, including a merger or a sale of all or substantially all of our assets. The maximum number of shares of our Class A common stock for which we may grant an option to any employee in any calendar year under our 2013 Incentive Plan may not exceed 250,000 shares.

Administration

Our board of directors or a board committee of two or more members who are non-employee directors within the meaning of Rule 16b-3 under the Exchange Act will administer our 2013 Incentive Plan. Our compensation committee, with the advice of our president and chief executive officer, will:

•	recommend to our board of directors the employees to whom we will grant options and the type, amount of shares and terms of each option grant;

•

determine the exercise price for the purchase of shares of our Class A common stock subject to options which exercise price may not be less than 100% of the closing price of our Class A common stock on the NASDAQ Global Select Market as of the close of business on the day before the date of grant of the option;

•	determine whether the options are incentive stock options or non-qualified options;

•	interpret the provisions of our 2013 Incentive Plan and decide all questions of fact arising in the application of our 2013 Incentive Plan; and

•	make all other determinations necessary or advisable for the administration of our 2013 Incentive Plan.

Option Agreements

Our compensation committee will determine the exercise price of any stock options we grant. The exercise price of an option will be equal to or greater than 100% of the fair market value of our Class A common stock as of the close of business on the day before the date of grant. Our 2013 Incentive Plan defines fair market value as the last sales price of our Class A common stock on the NASDAQ Global Select Market on the day before the date on which we grant a stock option. In the event no sales on the NASDAQ Global Select Market occur on such date, we will determine the fair market value as of the date immediately preceding the day before the date of grant of a stock option.

An option holder, upon the exercise of an option or a portion of an option, must pay the exercise price in full of the shares the option holder purchases. The payment will equal the exercise price of the option times the number of shares for which the option holder has exercised his or her option. An option holder may pay the exercise price by:

•	the payment of cash;

•

delivery of shares of our Class A common stock having a fair market value on the date of exercise equal to the exercise price of the number of shares for which the option holder is exercising his or her option;

•

having a broker or our transfer agent sell shares of our Class A common stock the option holder owns simultaneously with the exercise of the option and remitting the aggregate exercise price to us and the remainder of the proceeds to the holder of the option; or

•	any other method our board of directors authorizes in its discretion.

The policy of our compensation committee is that an option holder exercising an option must pay us any taxes we have the obligation to withhold as a result of the exercise at the time of exercise.

We will evidence the grant of an option by delivering a written option agreement to each option holder. The option agreement will be consistent with the terms of our 2013 Incentive Plan and as our compensation committee approves from time to time. The option agreement will state the number of shares of our Class A common stock the option holder may purchase pursuant to the option granted, the exercise price, when the option holder may exercise all or a part of the option and the term for which the option is exercisable.

The term of any option may not exceed ten years. Our board of directors will determine when options become exercisable, and may accelerate the exercisability of outstanding options at any time for any reason. Except as we may otherwise provide in the option agreement granting an option, an employee may only exercise an option while the option holder remains a Donegal Insurance Group employee. The option agreement explains the circumstances in which an optionee may exercise an option after the termination of the optionee’s employment.

Transferability

An employee may not transfer an option granted under our 2013 Incentive Plan except by will or by the laws of descent and distribution.

Incentive Options and Non-Qualified Options

Our board of directors will determine whether options we grant are incentive stock options meeting the requirements of Section 422 of the Code or non-qualified options that do not satisfy the requirements of Section 422 of the Code. We may grant incentive stock options only to eligible employees. All of Donegal Mutual’s employees and all employees of our respective subsidiaries and affiliates are eligible to receive a stock option under our 2013 incentive plan. An employee may not exercise an incentive stock option after the expiration of five years from the date of grant. An optionee may not receive incentive stock options that first become exercisable in any calendar year for shares with an aggregate fair market value determined at the date of grant in excess of $100,000.

Amendment and Termination

Our 2013 Incentive Plan will remain in effect until April 17, 2023, after which date we may grant no further options under our 2013 Incentive Plan. Without stockholder approval, we may not amend our 2013 Incentive Plan if the amendment would materially increase:

•	the number of shares that we may issue;

•	the benefits accruing to participants; or

•	the requirements for eligibility for participation.

In all other respects, our board of directors may amend, modify, suspend or terminate our 2013 Incentive Plan, except that our board of directors may not make any modification, amendment or termination to our 2013 Incentive Plan, without the consent of an optionee, if such modification, amendment or termination would adversely affect the rights of the optionee under an outstanding option.

Federal Income Tax Consequences

A general summary of the federal income tax consequences of grants of stock options under our 2013 Incentive Plan follows. Grants may also be subject to state and local taxes. We intend this discussion for use by our stockholders in determining how to vote at our 2013 annual meeting of stockholders and not as tax advice to our employees who receive grants of stock options under our 2013 Incentive Plan.

An employee receiving a stock option will not recognize taxable income for federal income taxes upon the grant of the stock option, nor will we be entitled to any deduction on account of the grant of a stock option. Upon the exercise of a non-qualified stock option, an employee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise that then exceeds the exercise price of the option.

The basis of shares acquired upon the exercise of a non-qualified stock option will equal the fair market value of the shares on the date of exercise, and the holding period of the shares for capital gain purposes will begin on the date of exercise. In general, we will be entitled to a business expense deduction in the same amount and at the same time as an employee recognizes ordinary income upon exercise of a non-qualified stock option.

A purchase of shares upon exercise of an incentive stock option will not result in recognition of income at that time, provided the optionee was our employee during the period from the date of grant until three months before the date of exercise, or 12 months if the employment of the employee terminates due to total and permanent disability. The basis of the shares an employee receives upon exercise of an incentive stock option is the exercise price times the number of shares purchased. The holding period for such shares for capital gain purposes begins on the date of exercise.

If an optionee does not dispose of the shares the optionee purchased upon the exercise of an incentive stock option for one year after the optionee’s purchase of the shares or within two years after the date of the grant of such incentive stock option, whichever is later, then any gain or loss realized on a later sale or exchange of such shares will generally be a long-term capital gain or a long-term capital loss equal to the difference between the amount the optionee realizes upon the disposition and the exercise price. If the optionee sells the shares during such period, i.e., within two years after the date of grant of the incentive stock option or within one year after the purchase of the shares by the optionee upon the exercise of the stock option, the sale will be deemed a “disqualifying disposition.” In the event of a disqualifying disposition, the optionee will recognize ordinary income equal to the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise or the amount realized from the sale exceed the amount the optionee paid for such shares.

Tax Withholding

We have the right to require the recipient of any grant to pay to us an amount necessary to satisfy our federal, state and local tax withholding obligations with respect to a grant to that recipient. We may withhold an amount necessary to satisfy these amounts from other amounts we would otherwise pay to the recipient.

Our board of directors recommends a vote FOR approval of our 2013 Incentive Plan.

PROPOSAL 4

APPROVAL OF OUR 2013 EQUITY INCENTIVE PLAN FOR DIRECTORS

Description of our 2013 Equity Incentive Plan for Directors

Purpose

On March 12, 2013, our board of directors adopted our 2013 Equity Incentive Plan for Directors, or our 2013 Director Plan, subject to stockholder approval at our 2013 annual meeting of stockholders. The purpose of our 2013 Director Plan is to enhance our ability and the ability of the member companies of the Donegal Insurance Group to attract and retain qualified directors, to provide a portion of the compensation of our directors in the form of equity and, in so doing, to strengthen the alignment of the interests of our directors with the interests of our stockholders.

Grants

Our 2013 Director Plan provides for:

•	the grant of non-qualified stock options to eligible non-employee directors; and

•	an annual restricted stock award of 400 shares of Class A common stock to each of our directors and to the directors of Donegal Mutual who are not also our directors.

We make annual restricted stock awards on an automatic basis to our directors, without any action by our board of directors or the board of directors of Donegal Mutual. The total number of shares of Class A common stock that may be the subject of grants under our 2013 Director Plan may not exceed 600,000 shares. Upon stockholder approval of our 2013 Director Plan, we will make no additional grants of stock options under our 2011 director plan.

The number of persons who are eligible to participate in our 2013 Director Plan is currently 30, consisting of our directors, the directors of Donegal Mutual, directors of our respective subsidiaries and the directors of each of the companies from which we or Donegal Mutual assume 100% quota-share reinsurance. We have not granted any options or restricted stock awards under our 2013 Director Plan, and we have not made any determination as to the allocation of grants of options or restricted stock awards under our 2013 Director Plan, except as we describe above.

Our 2013 Director Plan provides for appropriate adjustments to outstanding options and to the number or kind of shares subject to our 2013 Director Plan in the event of a stock split, reverse stock split, stock dividend, share combination or reclassification and certain other types of corporate transactions, including our merger with another corporation or a sale of all or substantially all of our assets.

Our board of directors will administer our 2013 Director Plan. Our board of directors has the power to interpret our 2013 Director Plan, the director options and the restricted stock awards, and, subject to the terms of our 2013 Director Plan, to determine who will be granted director options, the number of shares of our Class A common stock subject to director options to be granted to any non-employee director, the timing of such grants and the terms of exercise. Our board of directors has the authority to amend the terms of an option provided the amendment does not materially impair the rights or obligations of the director, subject to the condition that our board of directors may not reprice stock options. Our board of directors also has the power to adopt rules for the administration, interpretation and application of our 2013 Director Plan. Our board of directors does not have any discretion to determine who will be granted restricted stock awards under our 2013 Director Plan, to determine the number of shares of our Class A common stock to be subject to such restricted stock awards to be granted to each director or to determine the timing of such grants.

Restricted Stock Awards

Restricted stock awards consist of shares of Class A common stock that we issue in the name of the director but that director may not sell or otherwise transfer until one year after the date of grant. Upon the issuance of shares pursuant to a restricted stock award, the director has all rights of a holder of our Class A common stock with respect to the shares, except that the director may not sell or otherwise transfer such shares until one year after the date of grant.

We will evidence restricted stock awards by written agreements in such form not inconsistent with our 2013 Director Plan as our board of directors approves from time to time. Each agreement will contain such restrictions, terms and conditions as our 2013 Director Plan requires.

Non-qualified Stock Options

The exercise price of an option will be equal to or greater than 100% of the fair market value of our Class A common stock on the date of grant. Our 2013 Director Plan defines fair market value as the last sales price of our Class A common stock on NASDAQ as of the close of business on the day before the date of the grant of the option. In the event there are no transactions on NASDAQ on such date, we will determine the fair market value as of the immediately preceding date on which a transaction occurred.

A director may pay the exercise price of an option in cash, by delivering shares of our Class A common stock having a fair market value on the date of exercise equal to the exercise price of the option the director is exercising, by having a broker sell Class A common stock simultaneously with the exercise of the option and remitting the aggregate exercise price to us or by any other method our board of directors may authorize from time to time.

The term of any option may not exceed ten years. Our board of directors will determine when options become exercisable, and may accelerate the exercisability of outstanding options at any time for any reason. Except as provided in the written agreement evidencing each option grant, an option may only be exercised while the recipient remains a director. The written agreement evidencing the restricted stock award will explain the circumstances in which an option may be exercised after termination of an individual’s service as a director.

Transferability

A director may not transfer an option granted under our 2013 Director Plan except by will or by the laws of descent and distribution.

Amendment and Termination

Our 2013 Director Plan will remain in effect until April 17, 2023, after which date we may not issue grants under our 2011 Director Plan. Our board of directors may terminate or amend our 2013 Director Plan at any time, subject to any required stockholder approval unless the termination or amendment would impair any rights or obligations under any outstanding director stock option.

Federal Income Tax Consequences

A general summary of the federal income tax consequences of grants of stock options under our 2013 Director Plan follows. Grants may also be subject to state and local taxes. This description is intended for use by our stockholders in determining how to vote at our 2013 annual meeting of stockholders and not as tax advice to directors who receive grants of stock options under our 2013 Director Plan.

A director receiving a non-qualified option will not recognize income for federal income tax purposes upon the grant of the option, nor will we be entitled to any deduction on account of such grant. Upon the exercise of a non-qualified stock option, the director will recognize ordinary income in the amount by which the fair market value of such shares then exceeds the exercise price of the option.

A director who receives a restricted stock award will recognize ordinary income in the year of receipt, measured by the value of the shares received determined without regard to the transfer restriction. In general, we will be entitled to a tax deduction in connection with grants under our 2013 Director Plan in an amount equal to the ordinary income the director realizes at the time the director recognizes ordinary income.

Tax Withholding

We have the right to require a director who receives a grant of a non-qualified stock option to pay to us an amount necessary to satisfy our federal, state and local tax withholding obligations with respect to a grant to that recipient. We may withhold an amount necessary to satisfy these amounts from other amounts we would otherwise pay to the recipient.

Our board of directors recommends a vote FOR approval of our 2013 Director Plan.

PROPOSAL 5

RATIFICATION OF THE APPOINTMENT BY OUR AUDIT COMMITTEE

OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2013

Our audit committee has appointed KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013. Although our by-laws do not require that we submit our audit committee’s appointment of KPMG LLP to our stockholders for ratification, we do so as a matter of good corporate governance.

Representatives of KPMG LLP will attend our 2013 annual meeting of stockholders and will respond to appropriate questions. The KPMG LLP representatives will also be able to make a statement during our 2013 annual meeting of stockholders if any of them determine to do so.

Our board of directors recommends that you vote “FOR” the ratification of our audit committee’s appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013.

Even if our stockholders ratify the appointment of KPMG LLP, our audit committee, in its discretion, may appoint a different independent registered public accounting firm at any time during 2013 if it determines that such a change would be in our best interests and in the best interests of our stockholders.

AUDIT AND NON-AUDIT FEES

Our audit committee approves the fees and other significant compensation we pay to our independent registered public accounting firm for the preparation and issuance of an audit report or related work incidental to the opinion. Our audit committee also approves all auditing services and permitted non-audit services, including the fees and terms for such services, to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in the Exchange Act. Our audit committee delegates to our audit committee chairman pre-approval authority for non-audit services up to $25,000 subject to subsequent approval by the full audit committee at its next scheduled meeting.

Our audit committee reviewed and discussed with KPMG LLP the following fees for services KPMG LLP rendered to us during our 2012 fiscal year and considered whether KPMG LLP’s performance of any non-audit services is compatible with KPMG LLP’s independence.

•

Audit Fees.    The fees of KPMG LLP we incurred in connection with the audit of our annual consolidated and statutory financial statements for those fiscal years, the reviews of the consolidated financial statements in our Form 10-Q quarterly reports and the services KPMG LLP performed on our behalf in connection with filings of registration statements and offerings for our fiscal years ended December 31, 2011 and 2012 were $755,000 and $788,000, respectively.

•	Audit-Related Fees. We did not pay KPMG LLP any audit-related fees during our fiscal years ended December 31, 2011 or 2012.

•	Tax Fees. We did not pay any tax fees to KPMG LLP during our fiscal years ended December 31, 2011 or 2012.

•	All Other Fees. We did not pay KPMG LLP any fees for other services during our fiscal years ended December 31, 2011 and 2012.

Report of Our Audit Committee

The audit committee performs its responsibilities in accordance with the Exchange Act. Each of the audit committee members satisfies the independence and financial literacy requirements under applicable Exchange Act rules. Our board of directors believes that all five members of the audit committee, Robert S. Bolinger, Jack L. Hess, John J. Lyons, Jon M. Mahan and Richard D. Wampler, II, satisfy the financial expertise requirements and have the requisite experience the SEC’s rules establish. The audit committee operates pursuant to a written charter. You may view the full text of our audit committee’s charter on our website at www.donegalgroup.com. The audit committee reviews and reassesses the adequacy of its charter on an annual basis.

As provided in its charter, our audit committee undertakes the following primary responsibilities:

•

the selection of, appointment of, determination of funding for, compensation of, retention of and oversight of the work of our independent registered public accounting firm and the review of its qualifications and independence;

•	the approval, in advance, of all auditing services and all non-audit services to be performed by our independent registered public accounting firm;

•	the oversight of our accounting and financial reporting processes, including the overview of our financial reports and the reports of our internal audit staff;

•	the establishment of procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters; and

•

the responsibility for reviewing reports and disclosures of all related person transactions, subject to the approval of the audit committee and the process set forth in our by-laws relating to the responsibilities of our coordinating committee.

The audit committee of our board of directors, in carrying out these responsibilities, performs many functions, including the following:

•	It monitors the preparation of our quarterly and annual financial reports by our management;

•

It supervises the relationship between us and our independent registered public accounting firm, including having direct responsibility for its appointment, compensation and retention, reviewing the scope of its audit services, approving audit and non-audit services and confirming the independence of our independent registered public accounting firm; and

•

It oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of our policies relating to legal and regulatory compliance, ethics and conflicts of interest and review of our internal audit program.

Our senior executive officers who have primary responsibility for the accuracy and completeness of our financial statements and our reporting processes, including our system of internal control, have advised the members of the audit committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States, or GAAP.

The audit committee met eight times during 2012. The audit committee schedules its meetings in order to have sufficient time to devote appropriate attention to all of its responsibilities. When it deems it appropriate, the audit committee holds meetings with our independent registered public accounting firm and with our internal auditors in executive sessions at which our senior executive officers are not present.

The members of the audit committee rely, without independent verification, on the information and representations our senior executive officers provide to them and on the representations our independent registered public accounting firm makes to them. As a result, you should not construe the oversight that our audit committee provides as establishing an independent basis for a determination that our senior executive officers have established and maintain appropriate internal controls over financial reporting, that we have prepared our financial statements in accordance with GAAP or that our independent registered public accounting firm conducted its audit of our financial statements in accordance with GAAP.

As part of our audit committee’s oversight of our financial reporting process, our audit committee reviews all annual and quarterly financial statements and discusses them with our independent registered public accounting firm and with our senior executive officers prior to the issuance of the financial statements. During 2012, our senior executive officers advised the audit committee that we had prepared each of these financial statements in accordance with GAAP, and our senior executive officers and representatives of our independent registered public accounting firm reviewed significant accounting and disclosure issues with our audit committee. Our audit committee has reviewed and discussed our audited financial statements for the year ended December 31, 2012 with our management and with KPMG LLP. Our audit committee also discussed with KPMG LLP the matters Statement of Accounting Standards AU Section 380 (SAS No. 61) requires as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.” Our audit committee has received the written disclosures and the letter from our independent registered public accounting firm the applicable provisions of the Public Company Accounting Oversight Board requires regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and the audit committee’s discussion of the independence of our registered public accounting firm.

Our audit committee also reviewed methods of enhancing the effectiveness of our internal and disclosure control systems. Our audit committee, as part of this process, analyzed steps we have taken to implement a continuing analysis of the improvement and efficiency of our internal control procedures.

Based on the reviews and discussions by our audit committee that we describe above, our audit committee recommended to our board of directors that our board of directors approve the inclusion of our audited financial statements for the year ended December 31, 2012 in our 2012 Annual Report on Form 10-K for filing with the SEC.

Submitted by:

Audit Committee

Robert S. Bolinger

Jack L. Hess

John J. Lyons

Jon M. Mahan

Richard D. Wampler, II

March 7, 2013

STOCKHOLDER PROPOSALS FOR OUR

2014 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the SEC, wishes to submit a proposal for inclusion in our proxy statement for our 2014 annual meeting of stockholders must deliver such proposal and an appropriate supporting statement in writing to our corporate secretary, Sheri O. Smith, at our principal executive offices at 1195 River Road, P.O. Box 302, Marietta, Pennsylvania 17547, not later than November 18, 2013.

Section 2.3 of our by-laws provides that if a stockholder wishes to present at our 2014 annual meeting of stockholders either nominations of persons as candidates for election to the class of our board of directors whose terms expire in 2014 upon the election and taking of office of their successors or an item of business for stockholder action other than pursuant to Rule 14a-8 of the proxy rules of the SEC, the stockholder must comply with the provisions relating to stockholder proposals in our by-laws. We summarize these by-law provisions below. We must receive written notice of any such proposal that includes all of the information our by-laws require, to the attention of our corporate secretary, Sheri O. Smith, at our principal executive offices at 1195 River Road, P.O. Box 302, Marietta, Pennsylvania 17547, during the period that begins on November 18, 2013 and that ends on December 18, 2013.

A written proposal of nomination of a candidate for election as a director must set forth:

•	the name and address of the proposing stockholder, as the same appears on our stock register, or the proponent who intends to make the nomination;

•

as to each person whom the proponent nominates for election or reelection as a director, the proponent must disclose all information relating to such person that the proxy rules under the Exchange Act require to be disclosed in a solicitation by an issuer of proxies for the election of directors;

•	the principal occupation or employment for the past five years of each person whose nomination the proponent intends to make;

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a description of any arrangement or understanding between each person whose nomination the proponent proposes and the proponent with respect to such person’s nomination for election as a director and actions such person proposes to take;

•	the written consent of each person so nominated to serve as a director if elected as a director; and

•	the number of shares of our Class A common stock and the number of shares of our Class B common stock the proponent owns beneficially within the meaning of SEC Rule 13d-3 and owns of record.

As to any other item of stockholder business that the proponent intends to bring before our 2014 annual meeting of stockholders, the written proposal must set forth:

•	a brief description of such item of stockholder business;

•	the proponent’s reasons for presenting that item of stockholder business at our 2014 annual meeting of stockholders;

•	any material interest of the proponent in that item of stockholder business;

•	the name and address of the proponent; and

•	the number of shares of our Class A common stock and the number of shares of our Class B common stock the proponent beneficially owns within the meaning of SEC Rule 13d-3 and owns of record.

Only candidates stockholders nominate for election as a member of a class of our board of directors in accordance with our by-law provisions as we summarize those provisions in this proxy statement will be eligible for election as a member of a class of our board of directors at our 2014 annual meeting of stockholders. A written proposal relating to stockholder approval of any item of stockholder business other than a nomination for election as a director must include information regarding the matter the stockholder proposes for stockholder action equivalent to the information required under the proxy rules of the SEC if the proponent was to solicit proxies for stockholder consideration and approval of the proposed action at a meeting of stockholders.

At our 2014 annual meeting of stockholders we will only transact such business as shall have been brought before our 2014 annual meeting of stockholders in accordance with the procedures our by-law provisions establish, as we summarize those procedures in this proxy statement or pursuant to SEC Rule 14a-8. The chairman of our 2014 annual meeting of stockholders will have the discretion to determine if a nomination or another item of stockholder business has been proposed in accordance with the procedures we set forth in our by-laws and summarize in this proxy statement. Only stockholder proposals submitted in accordance with the by-law provisions we previously summarize in this proxy statement or pursuant to SEC Rule 14a-8 will be eligible for presentation at our 2014 annual meeting of stockholders, and we will not consider any matter at our 2014 annual meeting of stockholders not submitted in accordance with the procedures we describe in this proxy statement.

HOUSEHOLDING

We may, unless we receive contrary instructions from you, send a single copy of our annual report, proxy statement and notice of annual or special meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family.

If you would like to receive our annual disclosure documents directly in future years rather than from your broker or other nominee holder, or if you and another stockholder share an address and you and the other stockholder would like to receive individual copies of our annual disclosure documents, you should follow these instructions:

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If your shares are registered in your own name, please contact our transfer agent and inform it of your request to revoke or institute householding by calling Computershare Trust Company, N.A. at (800) 317-4445 or writing to Computershare Trust Company, N.A., at P.O. Box 43069, Providence, Rhode Island 02940-3078. Computershare Trust Company, N.A. will respond to your request within 30 days.

•	If a bank, broker, nominee or other holder of record holds your shares, please contact your bank, broker, nominee or other holder of record directly.

DIRECTOR – STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with our board of directors or with one or more individual members of our board may do so by sending their communication in writing addressed to a particular director or directors, or in the alternative, to “Non-Management Directors” as a group. Please send your communication to our corporate secretary, Sheri O. Smith, at our principal executive offices at 1195 River Road, Marietta, P.O. Box 302, Pennsylvania 17547 or by e-mail to sherismith@donegalgroup.com. Our corporate secretary will promptly forward all such communications to the addressee or addressees set forth in the communication.

We encourage our directors to attend our annual meetings of stockholders. All of our directors attended our annual meeting of stockholders in 2012.

OTHER MATTERS

Our board of directors does not know of any matters to be presented for consideration at our 2013 annual meeting of stockholders other than the matters we have described in the notice of annual meeting and in this proxy statement. However, if any stockholder properly presents such a matter in accordance with our advance notice by-laws, we will vote the proxies we receive from our stockholders, in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in accordance with the judgment of the persons named as proxies in our form of proxy card.

By order of our board of directors,

Donald H. Nikolaus, Chairman and Chief Executive Officer

March 18, 2013

APPENDIX A

AMENDED AND RESTATED ARTICLE 4

OF OUR CERTIFICATE OF INCORPORATION

Prefatory Note – If the Amendment receives the requisite approval of our stockholders, Article 4 of our Amended and Restated Certificate of Incorporation will read in its entirety as follows:

4. The aggregate number of shares of stock which the Corporation shall have authority to issue is 52,000,000 shares, consisting of (i) 40,000,000 shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), (ii) 10,000,000 shares of Class B Common Stock, par value $.01 per share (the “Class B Common Stock”), and (iii) 2,000,000 shares of Series Preferred Stock, par value $.01 per share (the “Preferred Stock”).

(a) The powers, preferences and rights and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock, respectively, shall be as follows:

(i) Except as otherwise required by law or as otherwise provided in this Article 4, each share of Class A Common Stock and each share of Class B Common Stock shall be of equal rank and shall have identical powers, preferences, qualifications, limitations, restrictions and other rights.

(ii) Except as otherwise required by law or as otherwise provided in the Corporation’s Certificate of Incorporation, with respect to all matters upon which the stockholders of the Corporation are entitled to vote, each holder of Class A Common Stock shall be entitled to one-tenth of one vote for each share of Class A Common Stock held and each holder of Class B Common Stock shall be entitled to one vote for each share of Class B Common Stock held. Except as otherwise required by the DGCL or the Corporation’s Certificate of Incorporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall vote together as a single class on all matters to be voted upon by the stockholders of the Corporation.

(iii) Each share of Class A Common Stock outstanding at the time of the declaration of any dividend or other distribution payable in cash upon the shares of Class B Common Stock shall be entitled to a dividend or distribution payable at the same time and to stockholders of record on the same date in an amount at least 10% greater than any cash dividend declared upon each share of Class B Common Stock. Each share of Class A Common Stock and Class B Common Stock shall be equal in respect to dividends or other distributions payable in shares of capital stock provided that such dividends or distributions may be made (1) in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Class B Common Stock to the holders of Class B Common Stock, (2) in shares of Class A Common Stock to the holders of Class A Common Stock and to the holders of Class B Common Stock or (3) in any other authorized class or series of capital stock to the holders of Class A Common Stock and to the holders of Class B Common Stock.

(iv) Except as otherwise specifically provided under clause (a)(iii) above, the Corporation shall not split, divide or combine the shares of Class A Common Stock or Class B Common Stock unless, at the same time, the Corporation splits, divides or combines, as the case may be, the shares of both the Class A Common Stock and the Class B Common Stock in the same proportion and manner.

(v) In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive the same per share consideration in such merger or consolidation, except that, if the consideration paid to the stockholders of the Corporation shall consist in whole or in part of shares of another entity, the shares of such other entity issued to the holders of the

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Class B Common Stock may have greater voting rights than the shares of the other entity issued to the holders of the Class A Common Stock.

(b) The Preferred Stock may be issued from time to time by the Board of Directors of the Corporation as herein provided in one or more series. The designations, relative rights (including voting rights), preferences, limitations and restrictions of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article 4, to issue from time to time Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate of designations pursuant to the DGCL, the number of shares in each such series and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class of capital stock or into shares of any series of any class of capital stock), preferences, limitations and restrictions of the shares in each such series. Notwithstanding anything to the contrary set forth above, the powers, preferences and rights, and the qualifications, limitations and restrictions, of the Preferred Stock shall be subject to the following:

(i) Except as otherwise specifically provided in the certificate of designations filed under the DGCL with respect to any series of Preferred Stock, the number of authorized shares of any series of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote irrespective of any other voting requirements set forth in Section 242(b)(2) of the DGCL, but subject in all events to compliance with the requirements of this Article 4.

(ii) All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to the dates, if any, from which dividends thereon, if any, may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects, except that, to the extent not otherwise limited in this Article 4, any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences, limitations and restrictions set forth in a certificate of designations filed under the DGCL with respect to any series.

(iii) Except as otherwise specifically provided in the certificate of designations filed pursuant to the DGCL with respect to any series of Preferred Stock or as otherwise provided by law, the Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Class A Common Stock and the Class B Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. In all instances in which voting rights are granted to the Preferred Stock or any series thereof, such Preferred Stock or series thereof shall vote with the Class A Common Stock and the Class B Common Stock as a single class, except as otherwise provided in the certificate of designations filed pursuant to the DGCL with respect to any series of Preferred Stock or as otherwise provided by law.

(iv) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each series of Preferred Stock shall have preference and priority over the Class A Common Stock and the Class B Common Stock for payment of the amount to which each outstanding series of Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment thereof in full set aside, before any payments shall be made to the holders of the Class A Common Stock and the Class B Common Stock. After the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment thereof in full set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Class A Common Stock and the Class B Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of Preferred Stock. A consolidation or merger of the Corporation with or into another entity, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article 4.

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APPENDIX B

DONEGAL GROUP INC.

2013 EQUITY INCENTIVE PLAN FOR EMPLOYEES

1. Purpose. The purpose of this 2013 equity incentive plan for employees (this “Plan”) is to encourage the employees of Donegal Group Inc. (the “Company”), its subsidiaries and its affiliates to acquire a proprietary interest in the growth and performance of the Company, and to continue to align the interests of those employees with the interests of the Company’s stockholders to generate an increased incentive for such persons to contribute to the growth, development and financial success of the Company, Donegal Mutual Insurance Company and their respective subsidiaries and affiliates (the “Group”). To accomplish these purposes, this Plan provides a means whereby employees may receive stock options, stock awards and other stock-based awards that are based on, or measured by or payable in shares of the Company’s Class A common stock.

2. Administration .

(a) Administrators. The Board of Directors of the Company (the “Board”) shall administer this Plan. The Board shall appoint a committee, which initially shall be the compensation committee of the Board (the “Committee”), to assist in the administration of this Plan. The Committee, with the advice of the Company’s chief executive officer, shall recommend to the Board the employees to whom the Company should grant awards and the type, size and terms of each grant. The Board has the authority to make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations of the Board shall be final and binding on all grantees and all other holders of awards granted under this Plan.

(b) The Committee. The Committee shall be comprised of two or more members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the foregoing, from time to time, the Board may increase or decrease the size of the Committee, appoint additional members, remove members with or without cause, appoint new members, fill vacancies or remove all members of the Committee and thereafter directly administer this Plan. The Committee shall have those duties and responsibilities assigned to it under this Plan, and the Board may assign to the Committee the authority to make certain other determinations and interpretations under this Plan. All decisions, determinations and interpretations of the Committee in such cases shall be final and binding on all grantees and all other holders of awards granted under this Plan.

3. Shares Subject to this Plan.

(a) Shares Authorized. The total aggregate number of shares of Class A common stock that the Company may issue under this Plan is 4,500,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares or reacquired shares for purposes of this Plan.

(b) Share Counting. For administrative purposes, when the Board approves an award payable in shares of Class A common stock, the Board shall reserve, and count against the share limit, shares equal to the maximum number of shares that the Company may issue under the award. If and to the extent options granted under this Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any restricted stock awards are forfeited or terminated, or otherwise are not issued in full, the Company shall make the shares reserved for such awards available again for purposes of this Plan.

(c) Individual Limits. All awards under this Plan shall be expressed in shares of Class A common stock. The maximum number of shares of Class A common stock with respect to all awards that the Company may issue to any individual under this Plan during any calendar year shall be 250,000 shares, subject to adjustment as described below.

(d) Adjustments. If any change in the number or kind of shares of Class A common stock outstanding occurs by reason of:

•	a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares;

•	a merger, reorganization or consolidation;

•	a reclassification or change in par value; or

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any other extraordinary or unusual event affecting the outstanding Class A common stock as a class without the Company’s receipt of consideration for such extraordinary or unusual event or if the value of outstanding shares of Class A common stock is substantially reduced as a result of a spinoff or the Company’s payment of any extraordinary dividend or distribution in cash, the maximum number of shares of Class A common stock available for issuance under this Plan, the maximum number of shares of Class A common stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding awards, the kind and number of shares to be issued or issuable under this Plan and the price per share or applicable market value of such grants shall be automatically and equitably adjusted to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Class A common stock to preclude, to the extent practicable, the enlargement or the dilution of rights and benefits under this Plan and such outstanding grants. The Company shall eliminate any fractional shares resulting from such adjustment. Any adjustments to outstanding awards shall be consistent with Section 409A of the Code, to the extent applicable.

4. Eligibility for Participation. All employees of member companies of the Group, including employees who are officers or members of the Board of any of the foregoing companies, shall be eligible to participate in this Plan. The Committee shall recommend to the Board from time to time the names of the employees to receive awards and the number of shares of Class A common stock subject to each award.

5. Awards. Awards under this Plan may consist of stock options as described in Section 7, stock awards as described in Section 8 and other stock-based awards as described in Section 9. The Committee shall specify the terms and conditions of the award granted to the grantee in an agreement. The award shall be conditioned upon the grantee’s execution of an agreement accepting the award and acknowledging that all decisions and determinations of the Committee and the Board shall be final and binding on the grantee, the grantee’s beneficiaries and any other person having or claiming an interest under the award. Awards under this Plan need not be uniform as among the grantees. The Board may grant awards that are contingent on, and subject to, stockholder approval of this Plan or of an amendment to this Plan.

6. Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean the last sales price of a share of Class A common stock on the NASDAQ Global Select Market, or NASDAQ, on the day immediately preceding the date on which the Board determines the fair market value, as reported by NASDAQ. In the event that there are no transactions in shares of Class A common stock on NASDAQ on such day, the Board will determine the fair market value as of the immediately preceding day on which there were transactions in shares of Class A common stock on that exchange. If shares of common stock are not listed on NASDAQ, the Board shall determine the fair market value pursuant to Section 422 of the Code.

7. Stock Options. The Committee may recommend to the Board the grant of stock options to an employee upon such terms and conditions as the Committee deems appropriate under this Section 7.

(a) Number of Shares Subject to a Stock Option. The Committee shall recommend the number of shares of Class A common stock that will be subject to each grant of a stock option.

(b) Type of Stock Option and Price. The Committee may recommend to the Board the grant of stock options to purchase Class A common stock that the Company intends to qualify as incentive stock options within the meaning of Section 422 of the Code, or incentive stock options, or stock options that the Company does not intend to so qualify, or non- qualified stock options. Except as otherwise required in the case of incentive stock options or by this Plan, all options shall be exercisable for a term of ten years at a price equal to the closing market value of a share of Class A common stock on the day before the date of the grant.

(c) Exercisability of Stock Options. Each stock option agreement shall specify the period or periods of time within which a grantee may exercise a stock option, in whole or in part, as the Board determines. No grantee may exercise a stock option after ten years from the grant date of the stock option. The Board may accelerate the exercisability of any or all outstanding stock options at any time for any reason.

(d) Termination of Employment. Except as provided in the stock option agreement, a grantee may exercise a stock option only while a member company of the Group employs the grantee. The Board shall specify in the option agreement under what circumstances and during what time periods a grantee may exercise a stock option after employment terminates. If the term of an incentive stock option continues for more than three months after employment terminates due to retirement or more than one year after termination of employment due to death or disability, the stock option shall lose its status as an incentive stock option and the Company shall treat such stock option as a non-qualified stock option.

(e) Exercise of Stock Options. A grantee may exercise a stock option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The grantee shall pay the exercise price for the stock option:

•	in cash;

•

by delivery of shares of Class A common stock at fair market value, shares of Class B common stock at fair market value or a combination of those shares, as the Committee or the Board may determine from time to time and subject to such terms and conditions as the Committee or the Board may prescribe;

•

by payment through a brokerage firm of national standing whereby the grantee will simultaneously exercise the stock option and sell the shares acquired upon exercise through the brokerage firm and the brokerage firm shall remit to the Company from the proceeds of the sale of the shares the exercise price as to which the option has been exercised in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; or

•	by any other method the Committee or the Board authorizes.

The Company must receive payment for the shares acquired upon exercise of the stock option, and any required withholding taxes and related amounts, by the time the Committee specifies depending on the type of payment being made, but in all cases prior to the issuance and delivery of the shares to the grantee.

(f) Incentive Stock Options. The Company may issue each of the shares authorized under this Plan pursuant to incentive stock option awards within the meaning of Section 422 of the Code. The Committee shall recommend other terms and conditions of an incentive stock option as the Committee deems necessary or desirable in order to qualify such stock option as an incentive stock option under Section 422 of the Code, including the following provisions, which the Committee may omit or modify if no longer required under Section 422 of the Code:

•

As determined as of the grant date, the aggregate fair market value of shares subject to incentive stock options that first become exercisable by a grantee during any calendar year under all plans of the Company shall not exceed $100,000;

•

The exercise price of any incentive stock option granted to an individual who owns stock having more than 10% of the total combined voting power of all outstanding shares of all classes of stock of the Company must be at least 110% of the fair market value of the shares subject to the incentive stock option on the grant date, and the individual may not exercise the incentive stock option after the expiration of five years from the date of grant; and

•

The grantee may not exercise the incentive stock option more than three months after termination of employment or one year in the case of death or disability within the meaning of the applicable Code provisions.

8. Stock Awards. The Committee may recommend to the Board the issuance of shares of Class A common stock to an employee upon such terms and conditions as the Committee deems appropriate under this Section 8. The Committee may recommend to the Board the issuance of shares of Class A common stock for cash consideration or for no cash consideration, and subject to restrictions or no restrictions. The Committee may recommend conditions under which restrictions on stock awards shall lapse over a period of time or according to other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

(a) Number of Shares Subject to a Stock Award. The Committee shall recommend the number of shares of Class A common stock to be issued pursuant to a stock award and any restrictions applicable to the stock award.

(b) Requirement of Service. The Board shall specify in the stock award agreement under what circumstances a grantee may retain stock awards after termination of the grantee’s employment and under what circumstances the grantee must forfeit the stock awards.

(c) Restrictions on Transfer. During the period that the stock award is subject to restrictions, a grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares subject to the stock award except upon death as described in Section 13. Each certificate representing a share of Class A common stock issued under a stock award shall contain a legend giving appropriate notice of the transfer restrictions on the stock award. The grantee shall have the right to have the legend removed when all transfer restrictions on the shares subject to the stock award have lapsed. The Company may maintain possession of any certificates representing shares subject to the stock award until all transfer restrictions on the shares subject to a stock award have lapsed.

(d) Right To Vote and To Receive Dividends. The grantee shall have the right to vote the shares subject to the stock award and to receive any dividends or other distributions paid on the shares during the restriction period.

9. Other Stock-Based Awards. The Committee may recommend to the Board the grant of other awards that are based on, measured by or payable in Class A common stock to an employee on such terms and conditions as the Committee deems appropriate under this Section 9. The Committee may recommend to the Board the grant of other stock-based awards subject to achievement of performance goals or other conditions and may be payable in shares of Class A common stock or cash, or a combination of cash and shares of Class A common stock, as the Committee recommends in the stock-based award agreement.

10. Grant Date. The grant date of an award under this Plan shall be the date of the Board of Directors approval or such later date as the Board may determine at the time it authorizes the award. The Board may not make retroactive grants of awards under this Plan. The Company shall provide notice of the award to the grantee within a commercially reasonable time after the grant date.

11. Withholding. All grants under this Plan shall be subject to applicable federal taxes, including FICA, and state and local tax withholding requirements. The Company may require that the grantee or other person receiving or exercising a grant pay to the Company the amount of any federal taxes, state or local taxes that applicable law requires the Company to withhold with respect to the grant, or the Company may deduct from other salary paid to the grantee the amount of any withholding taxes due with respect to the grants. The Board or the Committee may permit a grantee to elect to satisfy the Company’s tax withholding obligations with respect to grants paid in shares of Class A common stock by having shares of Class A common stock withheld, at the time such grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal, including FICA, state and local tax liabilities. The Board or the Committee will value any shares so withheld as of the date the grants become taxable.

12. Transferability of Grants. Only the grantee of an award may exercise rights under the award during the grantee’s lifetime, and a grantee may not transfer those rights except by will or by the laws of descent and distribution. When a grantee dies, the personal representative or other person entitled to succeed to the rights of the grantee may exercise those rights. Any successor to a grantee must furnish proof satisfactory to the Company of the grantee’s right to succeed to the award under the grantee’s will or under the applicable laws of descent and distribution.

13. Requirements for Issuance of Shares. The Company shall not issue shares of Class A common stock in connection with any award under this Plan until and unless the issuance of the shares complies with all applicable legal requirements to the satisfaction of the Board. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which the Company’s counsel has deemed such authority to be necessary to the lawful issuance and sale of any shares under this Plan, shall relieve the Company of any liability for the failure to issue or sell any shares as to which the Company has not obtained such requisite authority. The Board shall have the right to condition any award made to any employee under this Plan on the employee’s undertaking in writing to comply with the restrictions on the grantee’s subsequent disposition of shares subject to the award as the Board shall deem necessary or advisable. Certificates representing shares of Class A common stock issued under this Plan shall be subject to such stop-transfer orders and other restrictions as applicable laws, regulations and interpretations may require, including any requirement that the certificate bear a restrictive legend. No grantee shall have any right as a stockholder with respect to shares of Class A common stock covered by an award until shares have been issued to the grantee.

14. Amendment and Termination of this Plan.

(a) Amendments. The Board may amend or terminate this Plan at any time, except that the Board shall not amend this Plan without approval of the stockholders of the Company if the Code or applicable laws require such approval or to comply with applicable stock exchange requirements. The Board may not, without the consent of the grantee, negatively affect the rights of a grantee under any award previously granted under this Plan.

(b) No Repricing Without Stockholder Approval. The Board may not reprice stock options nor may the Board amend this Plan to permit repricing of options unless the stockholders of the Company provide prior approval of the repricing.

(c) Termination. This Plan shall terminate on April 17, 2023, unless the Board terminates this Plan earlier or extend the term of this Plan with the approval of the stockholders of the Company. The termination of this Plan shall not impair the power and authority of the Board or the Committee with respect to an outstanding award.

15. Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to:

•

limit the right of the Board to grant awards under this Plan in connection with the acquisition, by purchase, lease, merger, 100% reinsurance, consolidation or otherwise, of the business or assets of any corporation, firm or association, including awards to employees of those entities who become employees of the Company, or for other proper corporate purposes; or

•	limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan.

Without limiting the foregoing, the Board may grant an award to an employee of another corporation or other entity who becomes an employee by reason of a merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by that corporation or other entity. The terms and conditions of the awards may vary from the terms and conditions this Plan requires and from those of the substituted stock awards, as the Board determines.

16. Right to Terminate Employment. Nothing contained in this Plan or in any award agreement entered into pursuant to this Plan shall confer upon any grantee the right to continue in the employment of any member company of the Group or affect any right that any member company of the Group may have to terminate the employment of the grantee.

17. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available the number of shares of Class A common stock needed to satisfy options and awards granted under this Plan.

18. Effect on Other Plans. Participation in this Plan shall not affect an employee’s eligibility to participate in any other benefit or incentive plan of any member company of the Group. The Company shall not use any awards granted pursuant to this Plan in determining the benefits provided under any other plan unless specifically provided.

19. Forfeiture for Dishonesty. Notwithstanding anything to the contrary in this Plan, if the Board finds, by a majority vote, after full consideration of the facts presented on behalf of both the Company and any grantee, that the grantee has engaged in fraud, embezzlement, theft, commission of a felony or dishonest conduct in the course of the employee’s employment that damaged any member company of the Group or that the grantee has disclosed confidential information of any member company of the Group, the grantee shall forfeit all unexercised or unvested awards and all exercised or vested awards under which the Company has not yet delivered the certificates for shares that shall automatically terminate without any further action by the Board and all of such awards shall be of no further force or effect. The decision of the Board in interpreting and applying the provisions of this Section 19 shall be final. No decision of the Board, however, shall affect the finality of the discharge or termination of the grantee.

20. No Prohibition on Corporate Action. No provision of this Plan shall be construed to prevent the Company or any officer or director of the Company from taking any action the Company or such officer or director of the Company deems to be appropriate or in the Company’s best interest, whether or not such action could have an adverse effect on this Plan or any awards granted under this Plan, and no grantee or grantee’s estate, personal representative or beneficiary shall have any claim against the Company or any officer or director of the Company as a result of the taking of any such action.

21. Indemnification. With respect to the administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board against, and each member of the Committee and the Board shall be entitled, without further action on such member’s part, to indemnity from the Company for all expenses, including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself, such member reasonably incurs in connection with or arising out of, any action, suit or proceeding in which the member may be involved by reason of being or having been a member of the Committee or the Board, whether or not the member continues to be such member at the time of incurring such expenses; provided, however, that this indemnity shall not include any expenses such member incurs (i) in respect of matters as to which the member shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of the member’s duty as such member of the Committee or the Board or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth in this Section 21 shall be available to or enforceable by any such member of the Committee or the Board unless, within 60 days after institution of any such action, suit or proceeding, the member shall have offered the Company in writing the opportunity to represent the member of the Committee or the Board and defend the same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee or the Board and shall be in addition to all other rights to which such member of the Committee or the Board may be entitled as a matter of law, contract or otherwise.

22. Miscellaneous Provisions.

(a) Compliance with Plan Provisions. No grantee or other person shall have any right with respect to this Plan, the Class A common stock reserved for issuance under this Plan or in any award granted pursuant to this Plan until the Company and the grantee have executed a written agreement and all the terms, conditions and provisions of this Plan and the award applicable to the grantee have been met.

(b) Approval of Counsel. In the discretion of the Board, no shares of Class A common stock, other securities or property of the Company or other forms of payment shall be issued under this Plan with respect to any award unless counsel for the Company is satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

(c) Compliance with Rule 16b-3. To the extent that Rule 16b-3 under the Exchange Act applies to this Plan or to awards granted under this Plan, it is the intention of the Company that this Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that, if this Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of this Plan shall be deemed to be automatically amended so as to bring them into full compliance with Rule 16b-3.

(d) Section 409A Compliance. This Plan is intended to comply with the requirements of Section 409A of the Code and the regulations issued thereunder. To the extent of any inconsistencies of this Plan with the requirements of Section 409A, the Committee and the Board shall interpret this Plan in order to meet the requirements of Section 409A. Notwithstanding anything contained in this Plan to the contrary, it is the intent of the Company to have this Plan interpreted and construed to comply with any and all provisions of Section 409A including any subsequent amendments, rulings or interpretations from appropriate governmental agencies.

(e) Effects of Acceptance of the Award. By accepting any award or other benefit under this Plan, each grantee and each person claiming under or through the grantee shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board or the Committee.

APPENDIX C

DONEGAL GROUP INC.

2013 EQUITY INCENTIVE PLAN FOR DIRECTORS

1. Purpose. The purpose of this 2013 Equity Incentive Plan for Directors (this “Plan”) is to enhance the ability of Donegal Group Inc. (the “Company”) and Donegal Mutual Insurance Company (“Donegal Mutual,” and together with their respective subsidiaries and affiliates of the Company and Donegal Mutual, the “Group”) to attract and retain highly qualified directors, to establish a basis for providing a portion of director compensation in the form of equity and, in doing so, to strengthen the alignment of the interest of the directors of the members of the Group with the interests of the Company’s stockholders.

2. Administration.

(a) Administration by the Board. The Board of Directors of the Company (the “Board”) shall administer this Plan.

(b) Duty and Powers of the Board. The Board shall have the power to interpret this Plan and the awards granted under this Plan and to adopt rules for the administration, interpretation and application of this Plan. The Board shall have the discretion to determine to whom the Company will grant stock options and to determine the number of stock options the Company will grant to any director, the timing of the grant and the terms of exercise. The Board shall not have any discretion to determine to whom the Company will grant restricted stock awards under this Plan.

(c) Compensation; Professional Assistance; Good Faith Actions. Members of the Board shall not receive any compensation for their services in administering this Plan. The Company shall pay all expenses and liabilities incurred in connection with the administration of this Plan. The Company may employ attorneys, consultants, accountants or other experts. The Board, the Company, Donegal Mutual and the officers and directors of the Company and Donegal Mutual shall be entitled to rely upon the advice, opinions or valuations of any such experts. All actions taken and all interpretations and determinations the Board makes in good faith with respect to this Plan shall be final and binding upon all grantees, the Group and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation the Board makes in good faith with respect to this Plan, and the Company shall fully protect and indemnify all members of the Board in respect to any such action, determination or interpretation.

3. Shares Subject to this Plan.

(a) Shares Authorized. The shares of stock issuable pursuant to awards granted under this Plan shall be shares of the Company’s Class A common stock. The total aggregate number of shares of Class A common stock that the Company may issue under this Plan is 600,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares or reacquired shares for purposes of this Plan.

(b) Share Counting. For administrative purposes, when the Board approves an award payable in shares of Class A common stock, the Board shall reserve, and count against the share limit, shares equal to the maximum number of shares that the Company may issue under the award. If and to the extent options or awards granted under this Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any restricted stock awards are forfeited or terminated, or otherwise are not paid in full, the Company shall make the shares reserved for such options and awards available again for purposes of this Plan.

(c) Adjustments. If any change in the number or kind of shares of Class A common stock outstanding occurs by reason of:

•	a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares;

•	a merger, reorganization or consolidation;

•	a reclassification or change in par value; or

•

any other extraordinary or unusual event affecting the outstanding Class A common stock as a class without the Company’s receipt of consideration, or if the value of the outstanding shares of Class A common stock is substantially reduced as a result of a spinoff or the Company’s payment of any extraordinary dividend or distribution in cash, the maximum number of shares of Class A common stock available for issuance under this Plan, the maximum number of shares of Class A common stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding awards, the kind and number of shares to be issued or issuable under this Plan and the price per share or applicable market value of such grants shall be automatically and equitably adjusted to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Class A common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under this Plan and such outstanding grants. Any fractional shares resulting from such adjustment shall be eliminated. Any adjustments to outstanding awards shall be consistent with Section 409A of the Internal Revenue Code of 1986, as amended, or the Code, to the extent applicable.

4. Eligibility for Participation. Each director of the Company and each director of a member of the Group who is not eligible to receive stock options under the Company’s Equity Incentive Plan for Employees shall be eligible to receive stock options under this Plan. Each director of the Company and each director of the member companies of the Group shall be eligible to receive restricted stock awards under this Plan.

5. Awards. Awards under this Plan may consist of stock options as described in Section 7 and restricted stock awards as described in Section 8. Each award shall be evidenced by a written agreement between the Company and the grantee.

6. Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean the last sales price of a share of Class A common stock on the NASDAQ Global Select Market (“NASDAQ”), on the day immediately preceding the date on which the Board determines the fair market value of a share of Class A common stock. In the event that there are no transactions in shares of Class A common stock on NASDAQ on such day, the Board shall determine the fair market value as of the immediately preceding day on which there were transactions in shares of Class A common stock on NASDAQ. If shares of Class A common stock are not listed by NASDAQ, the Board shall determine the fair market value pursuant to Section 422 of the Code.

7. Stock Options.

(a) Granting of Stock Options. The Board may grant stock options to an eligible director upon such terms as the Board deems appropriate under this Section 7.

(b) Type of Stock Option and Price. The Board may grant stock options to purchase Class A common stock that the Board does not intend to qualify as incentive stock options within the meaning of Section 422 of the Code. The Board shall determine the exercise price of shares of Class A common stock subject to a stock option, which shall be the closing market price of a share of Class A common stock on NASDAQ on the day before the date of the grant.

(c) Exercisability of Stock Options. Each stock option agreement shall specify the period or periods of time within which a grantee may exercise a stock option, in whole or in part, as the Board determines. No grantee may exercise a stock option after ten years from the grant date of the stock option. The Board may accelerate the exercisability of any or all outstanding stock options at any time for any reason.

(d) Rights upon Termination of Service. Upon a grantee’s termination of service as a director, as a result of resignation, retirement, failure to be re-elected, removal for cause or any reason other than death, the grantee shall have the right to exercise the stock option during its term within a period of three years after such termination to the extent that the stock option was exercisable at the time of termination, or within such other period and subject to such terms and conditions as the Board may specify. In the event that a grantee dies prior to the expiration of the grantee’s stock option and without having fully exercised the grantee’s stock option, the grantee’s representative or successor shall have the right to exercise the stock option during its term within a period of one year after the grantee’s death to the extent that the stock option was exercisable at the time of death, or within such other period, and subject to such terms and conditions, as the Board may specify.

(e) Exercise of Stock Options. A grantee may exercise a stock option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The grantee shall pay the exercise price set forth in the stock option:

•	in cash;

•

by delivery of shares of Class A common stock at fair market value, shares of Class B common stock at fair market value, or a combination of those shares, as the Board may determine from time to time and subject to the terms and conditions as the Board may prescribe;

•

by payment through a brokerage firm of national standing whereby the grantee will simultaneously exercise the stock option and sell the shares acquired upon exercise through the brokerage firm and the brokerage firm shall remit to the Company from the proceeds of the sale of the shares the exercise price as to which the option has been exercised in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; or

•	by any other method the Board authorizes.

The Company must receive payment for the shares acquired upon exercise of the stock option, and any required withholding taxes and related amounts, by the time the Board specifies depending on the type of payment being made, but in all cases prior to the issuance of the shares issuable upon exercise of the option.

8. Restricted Stock Awards.

(a) Granting of Awards. The Company shall grant each director of the Company and each director of Donegal Mutual an annual restricted stock award consisting of 400 shares of Class A common stock, except that a person who serves as a director on both boards shall receive only one annual grant. The Company shall grant the restricted stock awards on the first business day of January in each year, commencing January 2, 2014, provided that the director served as a member of the Board or of the board of directors of Donegal Mutual during any portion of the preceding calendar year.

(b) Terms of Restricted Stock Awards. Each restricted stock award agreement shall contain such restrictions, terms and conditions as this Plan requires:

•

The grantee may not sell or otherwise transfer the shares of Class A common stock comprising the restricted stock award until one year after the date of grant. Although the Company shall register the shares of Class A common stock comprising each restricted stock award in the name of the grantee, the Company reserves the right to place a restrictive legend on the stock certificate. None of such shares of Class A common stock shall be subject to forfeiture.

•

Subject to the restrictions on transfer set forth in this Section 8(b), a grantee shall have all the rights of a stockholder with respect to the shares of Class A common stock the Company issues pursuant to restricted stock awards made under this Plan, including the right to vote the shares and to receive all dividends and other distributions paid or made with respect to the shares.

•

In the event of changes in the Class A common stock of the Company by reason of stock dividends, split-ups or combinations of shares, reclassifications, mergers, consolidations, reorganizations or liquidations while the shares comprising a restricted stock award shall be subject to restrictions on transfer, any and all new, substituted or additional securities to which the grantee shall be entitled by reason of the ownership of a restricted stock award shall be subject immediately to the terms, conditions and restrictions of this Plan.

•

If a grantee receives rights or warrants with respect to any shares comprising a restricted stock award, the grantee may hold, exercise, sell or otherwise dispose of such rights or warrants or any shares or other securities acquired by the exercise of such rights or warrants free and clear of the restrictions and obligations set forth in this Plan.

9. Date of Grant. The grant date of a stock option under this Plan shall be the date of the Board’s approval or such later date as the Board determines at the time it authorizes the grant. The Board may not make retroactive grants of stock options under this Plan. The Company shall provide notice of the grant to the grantee within a commercially reasonable time after the grant date.

10. Requirements for Issuance of Shares. The Company will not issue shares of Class A common stock in connection with any award under this Plan until the issuance of the shares complies with all of the applicable legal requirements to the commercially reasonable satisfaction of the Board. The Board shall have the right to condition any award made to any director on the director’s undertaking in writing to comply with the restrictions on the director’s subsequent disposition of shares subject to the award as the Board shall deem necessary or advisable, and certificates representing those shares may be legended to reflect any such restrictions. Certificates representing shares of Class A common stock issued under this Plan will be subject to such stop-transfer orders and other restrictions as applicable laws, regulations and interpretations may require, including any requirement that a legend be placed on the certificate.

11. Withholding. The Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate for shares of Class A common stock. If and to the extent the Board authorizes, in its sole discretion, a grantee may make an election, by means of a form of election the Board prescribes, to have shares of Class A common stock that are acquired upon exercise of a stock option withheld by the Company or to tender other shares of Class A common stock or other securities of the Company owned by the grantee to the Company at the time of exercise of a stock option to pay the amount of tax that would otherwise be required by law to be withheld by the Company. Any such election shall be irrevocable and shall be subject to termination by the Board, in its sole discretion, at any time. Any securities so withheld or tendered shall be valued by the Board as of the date of exercise.

12. Transferability of Awards. Only the grantee of an award may exercise rights under the award during the grantee’s lifetime, and a grantee may not transfer those rights except by will or by the laws of descent and distribution. When a grantee dies, the personal representative or other person entitled to succeed to the rights of the grantee may exercise those rights. Any successor to a grantee must furnish proof satisfactory to the Company of the successor’s right to receive the award under the grantee’s will or under the applicable laws of descent and distribution. Except as stated in this Section 12, no stock option or interest therein and, for a period of one year after the date of grant, no restricted stock award or any interest therein, shall be subject to the debts, contracts or engagements of the grantee or the grantee’s successors in interest, nor shall they be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings, including bankruptcy, and any attempted disposition thereof shall be null and void and of no effect.

13. Amendment and Termination of this Plan.

(a) Amendments. The Board may amend or terminate this Plan at any time, except that the Board shall not amend this Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. The Board may not, without the consent of the grantee, negatively affect the rights of a grantee under any award previously granted under this Plan.

(b) No Repricings Without Stockholder Approval. The Board may not reprice stock options, nor may the Board amend this Plan to permit repricing of stock options unless the stockholders of the Company provide prior approval for the repricing.

(c) Termination. This Plan shall terminate on April 17, 2023, unless the Board earlier terminates this Plan or the Board extends the term with the approval of the stockholders of the Company. The termination of this Plan shall not impair the power and authority of the Board with respect to an outstanding award.

14. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available the number of shares of Class A common stock needed to satisfy the requirements of this Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority the Company’s counsel deems necessary to the lawful issuance and sale of any shares under this Plan, shall relieve the Company of any liability for the failure to issue any shares as to which the Company has not obtained the requisite authority.

15. No Prohibition on Corporate Action. No provision of this Plan shall be construed to prevent the Company or any officer or director of the Company from taking any action the Company or such officer or director deems appropriate or in the Company’s best interest, whether or not such action could have an adverse effect on this Plan or any awards granted under this Plan, and no grantee or grantee’s estate, personal representative or beneficiary shall have any claim against the Company or any officer or director of the Company as a result of the taking of the action.

16. Indemnification. With respect to the administration of this Plan, the Company shall indemnify each present and future member of the Board against, and each member of the Board shall be entitled without further action on such member’s part to indemnity from the Company for, all expenses, including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself, reasonably incurred by such member in connection with or arising out of, any action, suit or proceeding in which the member may be involved by reason of being or having been a member of the Board, whether or not the member continues to be such member at the time of incurring such expenses; provided, however, that this indemnity shall not include any expenses incurred by any such member of the Board (i) in respect of matters as to which the member shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of the member’s duty as a member of the Board or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth in this Section 16 shall be available to or enforceable by any such member of the Board unless, within 60 days after institution of any such action, suit or proceeding, the member shall have offered the Company in writing the opportunity to represent the member and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract or otherwise.

17. Miscellaneous Plan Provisions.

(a) Compliance with Plan Provisions. No grantee or other person shall have any right with respect to this Plan, the Class A common stock reserved for issuance under this Plan or in any award until the Company and the grantee execute a written agreement and the Company and the grantee satisfy all the applicable terms, conditions and provisions of this Plan and any award.

(b) Approval of Counsel. In the discretion of the Board, no shares of Class A common stock, other securities or property of the Company or other forms of payment shall be issued hereunder with respect to any award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

(c) Compliance with Rule 16b-3.To the extent that Rule 16b-3 under the Securities Exchange Act of 1934, as amended, applies to awards granted under this Plan, it is the intention of the Company that this Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if this Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of this Plan shall be deemed to have been automatically amended so as to bring them into full compliance with that rule.

(d) Section 409A Compliance. This Plan is intended to comply with the requirements of Section 409A of the Code and the regulations issued thereunder. To the extent of any provision of this Plan is inconsistent with the requirements of Section 409A, this Plan shall be interpreted and amended in order to meet the requirements of Section 409A. Notwithstanding anything contained in this Plan to the contrary, it is the intent of the Company to have this Plan be interpreted and construed to comply with any and all provisions of Section 409A including any subsequent amendments, rulings or interpretations from appropriate governmental agencies.

(e) Effects of Acceptance of the Award. By accepting any award or other benefit under this Plan, the Company shall conclusively deem each grantee and each person claiming under or through the grantee to have indicated the grantee’s acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board or its delegates.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time April 17, 2013. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time April 17, 2013 Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS   PROXY   CARD   IS   VALID   ONLY   WHEN    SIGNED   AND   DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors Nominees	☐	☐	☐
01 Scott A. Berlucchi 02 John J. Lyons 03 S. Trezevant Moore, Jr.
The Board of Directors recommends you vote FOR the following proposals 2, 3, 4 and 5.					For	Against	Abstain
2 Amendment to our certificate of incorporation to increase the number of shares of our Class A common stock we have the authority to issue from 30.0 million shares to 40.0 million shares					☐	☐	☐
3 Approval of our 2013 Equity Incentive Plan for employees					☐	☐	☐
4 Approval of our 2013 Equity Incentive Plan for directors					☐	☐	☐
5 Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2013					☐	☐	☐
NOTE: In their discretion, our proxies are authorized to vote upon such other business as may properly come before our annual meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP #
SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date		JOB # Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

DONEGAL GROUP INC. Annual Meeting of Stockholders April 18, 2013 10:00 AM This proxy is solicited by the board of directors

The undersigned hereby appoints Daniel J. Wagner and Jeffrey D. Miller, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Class A common stock and Class B common stock of Donegal Group Inc. (the “Company”) that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601, on April 18, 2013 at 10:00 a.m., and at any adjournment or postponement thereof, as set forth on the reverse side of this proxy card.

Continued and to be signed on reverse side